Use these links to rapidly review the document

Filed Pursuant to Rule 424(b)(5)
File No. 333-245385

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 14, 2020)

NEOVASC INC.

6,230,803 Common Shares

We are offering an aggregate of 6,230,803 of our common shares, no par value ("Common Shares") at a purchase price equal to US$0.9801 per share (the "Offering"). In a concurrent private placement, we are also selling to purchasers of our Common Stock in this offering, warrants to purchase 6,230,803 Common Shares (the "Warrants"). The Warrants are exercisable immediately and will expire after five and one-half years from the date of issuance. The Warrants and the Common Shares issuable upon the exercise of the Warrants are not being registered under the Securities Act of 1933, as amended (the "33 Act"), are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the 33 Act and Rule 506 promulgated thereunder.

H.C. Wainwright & Co., LLC ("Wainwright" or the "Placement Agent") is acting as exclusive placement agent in respect of the Offering pursuant to the terms and conditions of an engagement agreement, dated as of June 2, 2020, as amended, between the Company and the Placement Agent (the "Engagement Agreement"). Subject to the terms of the Engagement Agreement, the Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of all of the Common Shares offered hereby. There is no minimum requirement in this Offering. The Placement Agent may engage one or more sub-placement agents or selected dealers in connection with this Offering. See "Plan of Distribution."

This prospectus supplement has not been filed in respect of, and will not qualify, any distribution of the Common Shares in British Columbia or in any other province or territory of Canada at any time. No sales of our Common Shares under this prospectus supplement will be made in Canada, to any resident of Canada or over or through the facilities of the Toronto Stock Exchange (the "TSX") or any other exchange or market in Canada.

The outstanding Common Shares are listed on the Nasdaq Capital Market (the "Nasdaq") and on the TSX under the symbol "NVCN." On December 7, 2020 the closing price of the Common Shares was US$0.86 on the Nasdaq and C$1.10 on the TSX.

Investing in our securities involves a high degree of risk. You should carefully read the "Risk Factors" section in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein, as well as the information under the heading "Cautionary Note Regarding Forward-Looking Statements" in this prospectus supplement and consider such notes and information in connection with an investment in any securities.

Price: US$0.9801 per Common Share

	Per Common Share		Total
Public offering price	US$	0.9801	US$	6,106,810.02
Placement Agent Fees(1)	US$	0.0882	US$	549,612.90
Proceeds, before expenses, to us(2)	US$	0.8919	US$	5,557,197.12

(1)
The Placement Agent will receive a cash commission equal to 8.0% of the gross proceeds of the Offering (the "Placement Agent's Commission"). In addition, the Placement Agent will receive a management fee equal to 1.0% of the gross proceeds of the Offering (the "Management Fee"). In addition to the Placement Agent's Commission and the Management Fee, the Company will issue to the Placement Agent compensation warrants (the "Compensation Warrants") to purchase up to a number of Common Shares equal to 6.5% of the Common Shares sold in this Offering exercisable at a price per Common Share equal to US$1.2251 for a period of 5 years from December 8, 2020. See "Plan of Distribution."

(2)
After deducting the Placement Agent's Commission and Management Fee, but before deducting the Company's expenses of the Offering, which are estimated at US$300,000 and will be paid by the Company from the proceeds of the Offering. We refer you to the section entitled "Plan of Distribution" for additional information regarding total Placement Agent's Commission and Management Fee.

The Company has applied to list the Common Shares on the TSX and has submitted a notification of listing to list the Common Shares on the Nasdaq. Listing on the TSX and the Nasdaq will be subject to the Company fulfilling all of the listing requirements of the TSX and the Nasdaq and there can be no assurance that the Common Shares offered pursuant to this prospectus supplement and accompanying prospectus will be accepted for trading on the TSX or the Nasdaq. See "Plan of Distribution."

The offering price of the Common Shares was determined by arm's length negotiation between the Company, the Placement Agent and the investors.

It is expected that the Common Shares will be delivered in book entry form only through the facilities of the Depository Trust Company against payment therefor at the closing of the Offering, which is anticipated to be on or about December 10, 2020 or such other date as may be agreed upon between the Company and the investors (the "Closing Date"). See "Plan of Distribution."

Investors should rely only on current information contained in or incorporated by reference into this prospectus supplement and the accompanying base shelf prospectus as such information is accurate only as of the date of the applicable document. We have not authorized anyone to provide investors with different information. Information contained on our website shall not be deemed to be a part of this prospectus supplement or the accompanying base shelf prospectus or incorporated by reference herein and therein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the securities. We will not make an offer of these securities in any jurisdiction where the offer or sale is not permitted. Investors should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying base shelf prospectus is accurate as of any date other than the date on the face page of this prospectus supplement, the accompanying base shelf prospectus or the date of any documents incorporated by reference herein or therein, as applicable.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION ("SEC"), NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THE SECURITIES OFFERED HEREBY OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

H.C. WAINWRIGHT & CO.

The date of this prospectus supplement is December 8, 2020.

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is the prospectus supplement, which describes the terms of the Offering and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the Common Shares. This prospectus supplement is deemed to be incorporated by reference into the accompanying prospectus solely for the purpose of the Offering.

        If information in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference herein or therein, you should rely on this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information about us to which we refer you in the section of this prospectus supplement entitled "Where You Can Find More Information."

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. The Company has not authorized anyone to provide you with different information.

        You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Market data and certain industry forecasts used in this prospectus supplement and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information.

        In this prospectus supplement and the accompanying prospectus, unless otherwise indicated, all dollar amounts and references to "US$" are to U.S. dollars and references to "C$" are to Canadian dollars. This prospectus supplement and the underlying prospectus and the documents incorporated by reference herein and therein contain translations of some Canadian dollar amounts into U.S. dollars solely for your convenience. See "Exchange Rate Information."

        On September 18, 2018, the Company effected a share consolidation (reverse stock split) of its issued and outstanding Common Shares on the basis of one post-consolidation Common Share for every one hundred pre-consolidation Common Shares. On June 25, 2019, the Company effected a further share consolidation (reverse stock split) of its issued and outstanding Common Shares on the basis of one post-consolidation Common Share for every ten pre-consolidation Common Shares. All references in this prospectus supplement to Common Shares, options and exercise or purchase prices have been retroactively adjusted to reflect the share consolidations. The aggregate principle amount of our secured convertible debentures (the "2019 Notes") were not affected by the consolidation, but the Common Shares issuable upon conversion of the 2019 Notes will be adjusted proportionally to the share consolidation ratio.

        In this prospectus supplement and the accompanying prospectus, unless the context otherwise requires, references to "we," "us," "our" or similar terms, as well as references to "Neovasc" or the "Company," refer to Neovasc Inc., either alone or together with our subsidiaries.

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include references to trade names and trademarks of other companies, which trade names and trademarks are the property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of applicable Canadian securities legislation and the U.S. Private Securities Litigation Reform Act of 1995 that may not be based on historical fact, including, without limitation, statements containing the words "believe," "may," "plan," "will," "estimate," "continue," "anticipate," "intend," "hope," "could," "expect" and their negatives or other similar expressions. Forward- looking statements are necessarily based on estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as the factors we believe are appropriate. Forward-looking statements in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein include, but are not limited to, statements relating to:

  •
  our ability to continue as a going concern;

  •
  our need for significant additional financing and our estimates regarding our capital requirements and future revenues, expenses and profitability;

  •
  our intended use of the net proceeds from the Offering;

  •
  our intended use of the net proceeds from the August 2020 offering of units comprised of one Common Share and three-quarters of one common share purchase warrants;

  •
  our intended use of the net proceeds from the June 2020 offering of units comprised of one Common Share and three-quarters of one common share purchase warrants (the "June Units");

  •
  our intended use of the net proceeds from the May 2020 private placement offering of the secured convertible notes (the "2020 Notes") and common share purchase warrants;

  •
  our estimates regarding our fully diluted share capital and future dilution to shareholders;

  •
  our intention to remediate our material weakness in internal control over financial reporting ("ICFR") as of December 31, 2019, 2018 and 2017;

  •
  our intention to expand the indications for which we may market the Tiara (which does not have regulatory approval and is not commercialized) and the Reducer (which has CE Mark approval for sale in the European Union);

  •
  clinical development of our products, including the results of current and future clinical trials and studies;

  •
  our anticipation that the Tiara will receive CE Mark approval in Europe from the Medical Device Directive in 2021;

  •
  the anticipated timing of additional implantations in the TIARA-II trial and our intention to initiate additional investigational sites in 2021 as required approvals are obtained;

  •
  our plans to develop and commercialize products, including the Tiara, and the timing and cost of these development programs;

  •
  our plans to develop and commercialize the Tiara transfemoral trans-septal system, including our ability to improve current prototypes;

  •
  our ability to grow revenues from the Reducer in a timely manner;

  •
  whether we will receive, and the timing and costs of obtaining, regulatory approvals;

  •
  our efforts to obtain approval for entrance into the U.S. market for the Reducer, including our discussions with the U.S. Food and Drug Administration (the "FDA") and potential pathways to the U.S. market;

  •
  the cost of post-market regulation and commercialization if we receive necessary regulatory approvals;

  •
  our ability to enroll patients in our clinical trials, studies and compassionate use cases in Canada, the United States, Europe, Israel and other markets;

  •
  our ability to advance and complete the COSIRA-II IDE pivotal clinical trial;

  •
  our belief that the full PMA application pathway brings the best chance of success within reasonable cost and time constraints for Tiara;

  •
  our belief that the TIARA-I Early Feasibility study demonstrates the safety of the Neovasc transcatheter mitral valve replacement system;

  •
  our belief that the clinical evidence already available will be sufficient to support the availability of Tiara for the treatment of patients in Europe;

  •
  our intention to continue directing a significant portion of our resources into sales expansion;

  •
  our ability to get our products approved for use;

  •
  the benefits and risks of our products as compared to others;

  •
  our ability to find strategic alternatives for adoption of the Reducer, including potential alliances in order to broaden and deepen therapy penetration and potentially advance the COSIRA-II study;

  •
  our plans to increase Reducer implants in Europe in 2020;

  •
  our expectation that in 2020 more German clinics will negotiate and finalize reimbursement negotiations with German insurance companies relating to the Reducer;

  •
  our estimates of the size of the potential markets for our products including the anticipated market opportunities for the Reducer and the Tiara;

  •
  our potential relationships with distributors and collaborators with acceptable development, regulatory and commercialization expertise and the benefits to be derived from such collaborative efforts;

  •
  sources of revenues and anticipated revenues, including contributions from distributors and other third parties, product sales, license agreements and other collaborative efforts for the development and commercialization of products;

  •
  our ability to meet our financial and organizational restructuring goals to establish a lean and accountable organization with stable capitalization;

  •
  our ability to meet our cash expenditure covenants;

  •
  our creation of an effective direct sales and marketing infrastructure for approved products we elect to market and sell directly;

  •
  the rate and degree of market acceptance of our products;

  •
  the timing and amount of reimbursement for our products;

  •
  the composition and compensation of our management team and board of directors;

  •
  the impact of foreign currency exchange rates; and

  •
  the composition and compensation of our board of directors and senior management team in the future.

        Forward-looking statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us, are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies, many of which, with respect to future events, are subject to change. As of the date of this prospectus supplement, the extent to which the COVID-19 pandemic may materially impact the Company's financial condition, liquidity, or results of operations is uncertain. The material factors and assumptions used by us to develop such forward-looking statements include, but are not limited to:

  •
  our ability to continue as a going concern;

  •
  our regulatory and clinical strategies will continue to be successful;

  •
  our current positive interactions with regulatory agencies will continue;

  •
  recruitment to clinical trials and studies will continue;

  •
  the time required to enroll, analyze and report the results of our clinical studies will be consistent with projected timelines;

  •
  current and future clinical trials and studies will generate the supporting clinical data necessary to achieve approval of marketing authorization applications;

  •
  the regulatory requirements for approval of marketing authorization applications will be maintained;

  •
  our current good relationships with our suppliers and service providers will be maintained;

  •
  our estimates of market size and reports reviewed by us are accurate;

  •
  our efforts to develop markets and generate revenue from the Reducer will be successful;

  •
  genericization of markets for the Tiara and the Reducer will develop;

  •
  capital will be available on terms that are favorable to us;

  •
  our ability to retain and attract key personnel, including members of our board of directors and senior management team; and

  •
  our estimates and assumptions about the impact that the COVID-19 crisis will have on the Company.

        By their very nature, forward-looking statements or information involve known and unknown risks, uncertainties and other factors that may cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed or implied by such forward- looking statements or information. In evaluating these statements, prospective purchasers should specifically consider various factors, including the risks outlined herein and in the accompanying prospectus and in documents incorporated by reference herein and therein, under the heading "Risk Factors." Some of these risks and assumptions include, among others:

  •
  the substantial doubt about our ability to continue as a going concern;

  •
  risks related to the recent coronavirus outbreak or other health epidemics, which could significantly impact our operations, sales or ability to raise capital;

  •
  risks relating to our need for significant additional future capital and our ability to raise additional funding;

  •
  risks relating to the sale of a significant number of Common Shares;

  •
  risks relating to the Company's conclusion that it did not have an effective ICFR as of December 31, 2019, 2018 and 2017;

  •
  risks relating to our Common Share price being volatile;

  •
  risks relating to the influence of significant shareholders of the Company over our business operations and share price;

  •
  risks related to the recent COVID-19 outbreak or other health epidemics, which could continue to have a significant impact on our operations, sales or ability to raise capital;

  •
  risks relating to our significant indebtedness, and its effect on our financial condition;

  •
  risks relating to lawsuits that we are subject to, which could divert our resources and result in the payment of significant damages and other remedies;

  •
  risks relating to claims by third-parties alleging infringement of their intellectual property rights;

  •
  our ability to establish, maintain and defend intellectual property rights in our products;

  •
  risks relating to results from clinical trials of our products, which may be unfavorable or perceived as unfavorable;

  •
  our history of losses and significant accumulated deficit;

  •
  risks associated with product liability claims, insurance and recalls;

  •
  risks relating to use of our products in unapproved circumstances, which could expose us to liabilities;

  •
  risks relating to competition in the medical device industry, including the risk that one or more competitors may develop more effective or more affordable products;

  •
  risks relating to our ability to achieve or maintain expected levels of market acceptance for our products, as well as our ability to successfully build our in-house sales capabilities or secure third-party marketing or distribution partners;

  •
  our ability to convince public payors and hospitals to include our products on their approved products lists;

  •
  risks relating to new legislation, new regulatory requirements and the efforts of governmental and third-party payors to contain or reduce the costs of healthcare;

  •
  risks relating to increased regulation, enforcement and inspections of participants in the medical device industry, including frequent government investigations into marketing and other business practices;

  •
  risks associated with the extensive regulation of our products and trials by governmental authorities, as well as the cost and time delays associated therewith;

  •
  risks associated with post-market regulation of our products;

  •
  health and safety risks associated with our products and our industry;

  •
  risks associated with our manufacturing operations, including the regulation of our manufacturing processes by governmental authorities and the availability of two critical components of the Reducer;

  •
  risk of animal disease associated with the use of our products;

  •
  risks relating to the manufacturing capacity of third-party manufacturers for our products, including risks of supply interruptions impacting the Company's ability to manufacture its own products;

  •
  risks relating to our dependence on limited products for substantially all of our current revenues;

  •
  risks relating to our exposure to adverse movements in foreign currency exchange rates;

  •
  risks relating to the possibility that we could lose our foreign private issuer status under U.S. federal securities laws;

  •
  risks relating to the possibility that we could be treated as a "passive foreign investment company" ("PFIC");

  •
  risks relating to breaches of anti-bribery laws by our employees or agents;

  •
  risks associated with future changes in financial accounting standards and new accounting pronouncements;

  •
  risks relating to our dependence upon key personnel to achieve our business objectives;

  •
  our ability to maintain strong relationships with physicians;

  •
  risks relating to the sufficiency of our management systems and resources in periods of significant growth;

  •
  risks associated with consolidation in the health care industry, including the downward pressure on product pricing and the growing need to be selected by larger customers in order to make sales to their members or participants;

  •
  risks relating to our ability to successfully identify and complete corporate transactions on favorable terms or achieve anticipated synergies relating to any acquisitions or alliances;

  •
  risks relating to conflicts of interests among the Company's officers and directors as a result of their involvement with other issuers;

  •
  risks relating to future issuances of equity securities by us, or sales of Common Shares or conversions of convertible notes by our existing security holders, causing the price of our securities to fall;

  •
  risks relating to the broad discretion in our use of proceeds from an offering of our securities;

  •
  risks relating to our intention to not pay dividends in the foreseeable future; and

  •
  anti-takeover provisions in our constating documents which could discourage a third-party from making a takeover bid beneficial to our shareholders.

        Should one or more of these risks or uncertainties or a risk that is not currently known to the Company materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those expressed or implied herein. These forward-looking statements are made as of the date of this prospectus supplement or, in the case of documents incorporated by reference in this prospectus supplement, as of the date of such documents, and we do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law. Investors are cautioned that forward- looking statements are not guarantees of future performance and investors are cautioned not to put undue reliance on forward-looking statements due to their inherent uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

        We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and disclosure furnished under cover of Form 6-K. The SEC maintains a website (www.sec.gov) that contains reports and other information regarding issuers, such as us, that file electronically with the SEC. We also maintain a website (www.neovasc.com), from which you can access such reports and other information free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

        As a foreign private issuer, we are exempt under the Exchange Act from rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Incorporation By Reference

        This prospectus supplement is deemed to be incorporated by reference into the accompanying prospectus solely for the purposes of the Offering. Information has been incorporated by reference in this prospectus supplement from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated by reference in this prospectus supplement and not delivered with this prospectus supplement may be obtained on request without charge from Chris Clark, the Company Secretary of Neovasc, at Suite 5138 – 13562 Maycrest Way, Richmond, British Columbia, V6V 2J7, Canada, telephone: (604) 270-4344 or by accessing the disclosure documents through the Internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR), at www.sedar.com. Documents filed with, or furnished to, the SEC are available through the SEC's Electronic Data Gathering and Retrieval System (EDGAR), at www.sec.gov.

        The following documents, filed with the securities commissions or similar regulatory authorities in certain provinces of Canada and filed with, or furnished to, the SEC are specifically incorporated by reference into, and form an integral part of, this prospectus supplement and the accompanying prospectus:

  •
  the annual report of the Company on Form 20-F for the fiscal year ended December 31, 2019, dated March 30, 2020 (the "Form 20-F"), including, without limitation, the audited annual consolidated financial statements included therein;

  •
  exhibits 99.1 and 99.2 of our Form 6-K furnished to the SEC on May 7, 2020;

  •
  exhibits 99.1 and 99.2 of our Form 6-K furnished to the SEC on August 6, 2020;

  •
  exhibits 99.1 and 99.2 of our Form 6-K furnished to the SEC on November 5, 2020;

  •
  exhibit 99.1 of our Form 6-K furnished to the SEC on January 7, 2020;

  •
  exhibit 99.1 of our Form 6-K furnished to the SEC on June 4, 2020;

  •
  exhibit 99.1 of our Form 6-K furnished to the SEC on June 16, 2020;

  •
  exhibit 99.1 of our Form 6-K furnished to the SEC on August 10, 2020;

  •
  exhibit 99.1 of our Form 6-K furnished to the SEC on August 10, 2020;

  •
  exhibit 99.1 of our Form 6-K furnished to the SEC on September 3, 2020; and

  •
  the description of our Common Shares contained in our registration statement on Form 8-A filed with the SEC on May 13, 2014, including any amendments or reports filed for the purpose of updating such description.

        In addition, all subsequent annual reports filed by us on Form 20-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K filed by us pursuant to the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus supplement. Also, we may incorporate by reference future reports on Form 6-K that we furnish subsequent to the date of this prospectus supplement by stating in those Form 6-Ks that they are being incorporated by reference into this prospectus supplement.

        Any statement contained in this prospectus supplement or in the accompanying prospectus, or in a document incorporated or deemed to be incorporated by reference herein or therein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of material fact or an omission to state a material fact that is required to be stated or is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

        References to our website in any documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus do not incorporate by reference the information on such website into this prospectus supplement or the accompanying prospectus, and we disclaim any such incorporation by reference.

EXCHANGE RATE INFORMATION

        The following table sets forth, for the periods indicated, the high, low, average and period-end rates of exchange for US$1.00, expressed in Canadian dollars, as quoted by the Bank of Canada.

	Nine Months Ended September 30,		Year Ended December 31,
	2020	2019	2019	2018	2017
Highest rate during the period	$1.4496	$1.3600	$1.3600	$1.3642	$1.3743
Lowest rate during the period	1.2970	1.3038	1.2988	1.2288	1.2128
Average rate for the period	1.3541	1.3292	1.3269	1.2957	1.2986
Rate at the end of the period	1.3339	1.3243	1.2988	1.3642	1.2545

        On December 7, 2020, the daily average exchange rate as quoted by the Bank of Canada was US$1.00 equals C$1.2801.

SUMMARY

        The following sets forth certain information about the Company and is not intended to be complete. It should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus supplement, the accompanying prospectus, any free writing prospectus filed by us and the documents incorporated by reference herein and therein, including the sections entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements."

The Company

        Neovasc was incorporated on November 2, 2000 under the laws of the Province of British Columbia and was continued to federal jurisdiction under the Canada Business Corporations Act on April 19, 2002. Neovasc has seven wholly owned subsidiaries, four of which are material: (i) Neovasc Tiara Inc., a corporation incorporated under the federal laws of Canada; (ii) Neovasc Medical Ltd., a corporation incorporated under the laws of Israel; and (iii) Neovasc Medical Inc., a corporation incorporated under the laws of British Columbia and (iv) Neovasc (US) Inc., a corporation incorporated under the laws of Delaware.

        Our registered office is located at Suite 2600 — 595 Burrard Street, Vancouver, British Columbia, V7X 1L3, Canada and our head office and principal place of business are located at Suite 5138 — 13562 Maycrest Way, Richmond, British Columbia, V6V 2J7, Canada.

        Neovasc is a specialty medical device company that develops, manufactures and markets products for the rapidly growing cardiovascular marketplace. Its products include the Reducer, for the treatment of refractory angina, which is not currently commercially available in the United States and has been commercially available in Europe since 2015, and the Tiara, for the transcatheter treatment of mitral valve disease, which is currently under clinical investigation in the United States, Canada and Europe.

Recent Developments

Reducer FDA Advisory Panel

        On October 27, 2020 the Circulatory System Devices Advisory Panel of the FDA voted 14 to 4 in favor that the Neovasc Reducer™ is safe when used as intended, and voted 1 to 17 "against" on the issue of a reasonable assurance of effectiveness. The third vote was 13 to 3 "against (2 abstained) on whether the relative benefits outweighed the relative risks.

Nasdaq Continued Listing Requirements

        The Company is not currently in compliance with the Nasdaq's continued listing requirements which require, among other things, that an issuer's listed securities maintain a total market value of $35 million and a minimum bid price of at least $1.00 per share. While the Company has not yet received a notification of delisting from the Nasdaq, the Company expects such a notification to be sent in the near-term if the Company's share price does not improve, and there is no assurance that (1) any grace period will be provided by the Nasdaq to regain compliance with the continued listing standards, (2) even if a grace period is provided, the Company will be able to regain compliance with the Nasdaq's continued listing standards or (3) the Nasdaq will not exercise its broad discretionary public interest authority to delist our common shares even if we regain compliance with the enumerated criteria for continued listing. If our common shares are delisted from the Nasdaq, the liquidity of our common shares would be materially and adversely impacted and investors may have difficulty disposing of common shares owned by them.

Current Status of Value Creation Strategies

  Reducer

        The Company reported positive third quarter Reducer revenue results, but at the same time guided that the fourth quarter could be impacted by COVID-19. The Company has seen a significant impact in the fourth quarter Reducer revenue as anticipated and plans to report its final fourth quarter and full year revenue in its fourth quarter earnings report. The Company expects that the Reducer revenue generation in the fourth quarter of 2020 and potentially well into 2021 will be negatively impacted by COVID-19 related restrictions and delays in hospital procedures. Underlying demand may not return once COVID-19 has been controlled once again. The Company plans to continue to advance our reimbursement strategy but the outcome of any reimbursement activity worldwide may be uncertain, both in timing because of COVID-19 and in ultimately achieving reimbursement in new territories as planned.

        As of the date of this prospectus we have not received a final decision from the FDA on the status of our PMA application for approval of the Reducer device in the United States. As noted above, the outcome of the Advisory Panel, held on October 27, 2020 was negative. The Company is not hopeful of receiving FDA approval for the Reducer at this point without additional clinical data given the panel's recommendations.

  Tiara

        The Company has filed for CE Mark for Tiara TA in Europe under the Medical Device Directive and is targeting a CE Mark decision in the first half 2021. There is no assurance that European regulatory filing and an approval will be granted in the time frame anticipated by management or granted at any time in the future. There is no expectation that this product will be revenue-generating in the near term, although our management believes that the product is addressing an important unmet clinical need. As of the date of this prospectus, we continue to submit new data to our notified body in response to their questions and some testing is still ongoing. Some of the results of the ongoing tests are unknown and uncertain, and the some of the known results of completed or ongoing tests may not be satisfactory for the CE mark approval of the device. In addition, the notified body has raised and continues to raise issues that may ultimately result in the Tiara TA device not achieving CE Mark and we have and will continue to provide evidence and rationale to challenge and satisfy their concerns. The final decision of the notified body on some of these issues is unknown and uncertain. It is not known how the notified body will decide on the Tiara TA performance, and, in particular, if the clinical data, biocompatibility, sterilization techniques, component performance, valve performance and durability, delivery system performance or other known or unknown aspects of the system will be acceptable or not. Further, the outcome of a potential audit of our quality system and manufacturing and supply operations cannot be predicted. If we were to be successful in being awarded a CE Mark for the Tiara TA device, the indication for use may be more restrictive than expected, potentially limiting the patient population. Finally, it is unclear if Neovasc will be able to attract a partner to support commercialization or if the product will ultimately be commercialized in Europe at all.

        On Tiara TF, we have encountered delays, primarily due to the COVID-19 virus, and we are still fine-tuning the design of the valve and of the delivery system. The valve is on its 32nd iteration and we continue to learn from our animal testing. We must still successfully complete critical acute animal tests and then, if successful, start implanting in chronic animals, which will need to survive for 90 days. Only if all of these animal implants and acute and chronic results are acceptable to us and to the relevant regulatory organization, can we start to work on a decision from a regulatory organization to allow us to do a first human implant around the middle of 2021. There can be no assurance as to the timing or ultimate success of the Tiara TF first in-human implant.

Business Development Activities

        The Company has engaged professional advisors to assist the Company in exploring business development opportunities for one or both of its products. As previously stated, the Company has explored and expects to continue actively exploring various business development transactions including, but not limited to, partnerships, licensing transactions and/or divestitures of one or both of its product assets with the intention of realizing in the near-term all or a portion of the current value of its assets and supporting the long-term viability of the Company. There can be no assurance as to the terms of any such transactions or the timeline in which any such transactions will be consummated, if at all.

THE OFFERING

        The following is a brief summary of certain terms of this offering and is not intended to be complete. It does not contain all of the information that will be important to a holder of our securities. For a more complete description of our securities, see the section entitled "Description of Securities" in this prospectus supplement and the relevant portions of accompanying prospectus.

Issuer:	Neovasc Inc.
Offering:	6,230,803 Common Shares.
Offering Price:	US$0.9801 per Common Share.
Common Shares Outstanding(1)	Prior to the offering: 22,647,127 Common Shares
After the offering: 28,877,930 Common Shares, assuming no exercise of the Warrants issued in the concurrent private placement.
Use of Proceeds:

We intend to use the net proceeds from this Offering for the development and commercialization of the Reducer, the development of the Tiara and general corporate and working capital purposes. See "Use of Proceeds."

Risk Factors:

Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page S-15 of this prospectus supplement and on page 11 of the accompanying prospectus, as well as those risks and uncertainties identified in the documents incorporated by reference herein and therein, including our most recent Annual Report on Form 20-F.

Concurrent Private Placement:

In a concurrent private placement, we are also selling to purchasers of our Common Shares in this offering, Warrants to purchase 6,230,803 shares of our Common Stock. The Warrants will be immediately exercisable at an exercise price of $0.856 per share and will expire after five and one-half years from the date of issuance. The Warrants and our Common Shares issuable upon the exercise of the Warrants, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506 promulgated thereunder. See "Private Placement Transaction."

Listing Symbol:	Our Common Shares are listed on the Nasdaq and on the TSX under the symbol "NVCN."

(1)
As of November 5, 2020, there were 22,647,127 Common Shares issued and outstanding and 3,284,145 Common Shares issuable upon exercise of outstanding stock options and 859,000 Common Shares issuable upon the vesting of RSUs. Taking into account the total number of warrants and principal amount of the notes remaining outstanding and assuming full exercise of the outstanding warrants and conversion of the notes (but excluding any accrued interest on the notes eligible to be converted into shares), the maximum number of Common Shares issuable would be 11,869,332 representing approximately 52% of Neovasc's current issued and outstanding number of Common Shares.

RISK FACTORS

        An investment in the Company's securities is highly speculative and involves a significant degree of risk. In addition to the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, you should carefully consider the risks and uncertainties described under the heading "Risk Factors" in the accompanying prospectus the Form 20-F, together with all of the other information contained in this prospectus supplement and the accompanying prospectus, before purchasing the Company's securities. The occurrence of any of the risks mentioned herein or under the heading "Risk Factors" in the accompanying prospectus and the Form 20-F, as well as risks currently unknown to us, could have a material adverse effect on the Company's business, financial condition, results of operations and future prospects, each of which could cause purchasers of our securities to lose all or part of their investment.

Risks Associated with the Offering

Volatility of Market Price of the Securities

        The market price of the Common Shares has been and may continue to be volatile in the future and subject to wide fluctuations and will be based on a number of factors, including: (i) the prevailing interest rates being paid by companies similar to the Company; (ii) the overall condition of the financial and credit markets; (iii) interest rate volatility; (iv) the markets for similar securities; (v) the financial condition, results of operation and prospects of the Company; (vi) changes in the industry in which the Company operates and competition affecting the Company; and (vii) general market and economic conditions. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Fluctuations in these factors could have an adverse effect on the market price of the Common Shares.

USE OF PROCEEDS

        The Company estimates that its net proceeds from the Offering will be approximately US$5,257,197.12 after deducting the Placement Agent's Commission of US$488,544.80, the Management Fee of US$61,068.10 and our expenses under the Offering, which are estimated to be US$300,000.

        It is currently intended that the Company will use any proceeds for the development and commercialization of the Reducer, the development of the Tiara and general corporate and working capital purposes. The actual amount that the Company spends in connection with each of the intended uses of proceeds, if such proceeds are received, may vary significantly, and will depend on a number of factors, including those listed under "Risk Factors" in this prospectus supplement, the accompanying prospectus and in the documents incorporated herein and therein.

PRIVATE PLACEMENT TRANSACTION

        We are also selling to purchasers of Common Shares in this offering Warrants to purchase 6,230,803 Common Shares in a concurrent private placement.

        The Warrants and the Common Shares issuable upon the exercise of the Warrants are not being registered under the 33 Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the 33 Act and Rule 506 promulgated thereunder. Accordingly, purchasers of the Warrants, may only sell Common Shares issued upon exercise of the Warrants being sold to them in the concurrent private placement, pursuant to an effective registration statement under the 33Act covering the resale of those shares, an exemption under Rule 144 under the 33 Act or another applicable exemption under the 33 Act.

PLAN OF DISTRIBUTION

The Offering

        Wainwright has agreed to act as exclusive placement agent subject to the terms of the Engagement Agreement. The Placement Agent is not purchasing or selling any of the Common Shares in the Offering, nor is it required to arrange the purchase or sale of any specific number or dollar amount of Common Shares, but has agreed to use its reasonable best efforts to arrange for the sale of all of the Common Shares offered hereby. Therefore, we may not sell the entire number of Common Shares offered pursuant to this prospectus supplement. The Company will enter into a securities purchase agreement directly with investors in connection with the Offering.

        No sales of our Common Shares under this prospectus supplement will be made in Canada, to any resident of Canada or over or through the facilities of the TSX or any other exchange or market in Canada.

        The Common Shares are offered subject to a number of conditions, including, but not limited to, listing of the Common Shares on the TSX and the Nasdaq, and will be subject to the Company fulfilling all the requirements of the TSX and the Nasdaq.

        The offering price of the Common Shares was determined by arm's length negotiation between the Company, the Placement Agent and the investors. The Common Shares will be delivered to the investors in book entry form through the Depository Trust Company system.

Commissions and Expenses

        The following table shows the per Common Share; and total Placement Agent's Commission (inclusive of the Management Fee) the Company will pay to the Placement Agent:

Per Common Share	US$	0.0882

Total	US$	549,612.90

        In addition, the Placement Agent will receive a cash fee equal to 8.0% of the cash proceeds received by us from any exercise of any Warrants that occurs following the twelve (12) month anniversary of the date of this Offering. We estimate that the total expenses of the Offering payable by us, not including the Placement Agent's Commission and the Management Fee, will be approximately US$300,000. Subject to compliance with FINRA Rule 5110(f)(2)(D)(i), we have agreed to reimburse the Placement Agent for certain of its fees and expenses, including (i) the expenses of counsel and other out-of-pocket expenses of the Placement Agent, in an amount not to exceed US$50,000 in the aggregate, (ii) US$50,000 for the Placement Agent's non -accountable expenses and (iii) to reimburse the Placement Agent for its clearing expenses in the amount of US$12,900.

Compensation Warrants

        We have also agreed to issue Compensation Warrants to purchase up to 405,002 Common Shares (representing 6.5% of the aggregate number of Common Shares sold in this Offering), at an exercise price of US$1.2251 per share (equal to 125% of the public offering price for the Common Shares to be sold in this Offering). The Compensation Warrants will be exercisable immediately for a period of 5 years from December 8, 2020 and will be in the same form as the Warrants issued to the investors, except as required by FINRA.

Indemnification

        The Company has agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the 33 Act, and, where such indemnification is unavailable, to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Regulation M

        The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the 33 Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the 33 Act. The Placement Agent will be required to comply with the requirements of the 33 Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Other Relationships

        The Placement Agent and its respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The Placement Agent has received, or may in the future receive, customary fees and commissions for these transactions.

Listing

        The Company has applied to list the Common Shares on the TSX. Listing on the TSX will be subject to the Company fulfilling all of the listing requirements of the TSX. The Company has submitted a notification of listing to list the Common Shares on the Nasdaq.

Delivery of Securities

        Neovasc expects to deliver the Common Shares on or about December 10, 2020, subject to the satisfaction or waiver of customary closing conditions.

        Copies of this prospectus supplement and the accompanying prospectus in electronic format may be made available on the websites maintained by the Placement Agent.

CERTAIN INCOME TAX CONSIDERATIONS

Certain U.S. Federal Income Tax Considerations

        The following is a summary of certain U.S. federal income tax considerations generally applicable to a "U.S. Holder" of the ownership and disposition of the Common Shares acquired pursuant to this Offering. This summary addresses only holders who acquire and hold the Common Shares as capital assets (generally, property held for investment purposes). This summary does not address all potentially relevant U.S. federal income tax matters, and unless otherwise specifically provided, it does not address any state, local, foreign, alternative minimum, unearned income "Medicare" contribution, estate or gift tax consequences of holding or disposing of Common Shares.

        As used herein, the term "U.S. Holder" means any beneficial owner of Common Shares, who, for U.S. federal income tax purposes, is: (i) a citizen or individual resident of the United States; (ii) a corporation (or other entity classified as a corporation for U.S. federal tax purposes) organized under the laws of the United States or of any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source, and (iv) a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) that has elected to be treated as a U.S. person under applicable U.S. Treasury Regulations.

        If a partnership (or other entity or arrangement treated as a partnership for U.S. federal tax purposes) holds Common Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partnerships (or other entities or arrangements classified as a partnership for U.S. federal tax purposes) holding Common Shares, and their partners and other owners, should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

        This summary is based on the Canada United States Income Tax Convention (1980), as amended, the U.S. Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements and rulings of the IRS, judicial decisions and existing and proposed U.S. Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly on a retroactive basis. This summary is for general guidance only and does not address the consequences applicable to certain categories of shareholders subject to special treatment under the Code, including tax exempt organizations, pass through entities, certain financial institutions, insurance companies, qualified retirement plans, individual retirement accounts or other tax deferred accounts, persons that hold Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale or other arrangement involving more than one position, persons that acquired Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services, dealers in securities or foreign currencies, traders in securities that elect to use a mark to market method of accounting, U.S. persons whose functional currency (as defined in the Code) is not the U.S. dollar, former citizens or permanent residents of the United States, or persons that own directly, indirectly or constructively 10% or more of our shares by voting power or by value. Holders and prospective investors should consult their own tax advisors with regard to the application of the income tax laws of the United States and any other taxing jurisdiction to their particular circumstances.

        Prospective investors should consult their own tax advisors with respect to the tax considerations relevant to them, having regard to their own particular circumstances.

The Common Shares

Distributions with respect to the Common Shares

        Subject to the PFIC rules discussed below, a U.S. Holder will generally recognize, to the extent out of our current and accumulated earnings and profits (determined in accordance with U.S. federal income tax principles), dividend income on the receipt of distributions on the Common Shares (including amounts withheld to pay any Canadian withholding taxes). We do not intend to calculate our earnings and profits under U.S. federal income tax rules. Accordingly, U.S. Holders should expect that a distribution will generally be treated as a dividend for U.S. federal income tax purposes.

        The amount of any dividend paid to a U.S. Holder in Canadian dollars (including amounts withheld to pay Canadian withholding taxes) will be includible in income in a U.S. dollar value amount by reference to the exchange rate between the U.S. dollar and the Canadian dollar in effect on the date of receipt of such dividend by the U.S. Holder, regardless of whether the Canadian dollars so received are in fact converted into U.S. dollars. A U.S. Holder will have a tax basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. If the Canadian dollars received are converted into U.S. dollars on the date of receipt, the U.S. Holder should generally not be required to recognize foreign currency gain or loss in respect of the dividend. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder may recognize foreign currency gain or loss on a subsequent conversion or other disposition of the Canadian dollars. Such gain or loss will generally be treated as U.S. source ordinary income or loss.

        We believe that we are a "qualified foreign corporation" and therefore, distributions treated as dividends and received by certain non-corporate U.S. Holders will be taxed at preferential rates, provided applicable holding period and certain other requirements are satisfied, including that we are not treated as a PFIC for the year of the distribution or for the prior taxable year. Any amount of such distributions treated as dividends will generally not be eligible for the "dividends received" deduction ordinarily available to certain U.S. corporate shareholders.

        Distributions on Common Shares that are treated as dividends will generally constitute income from sources outside the United States and will generally be categorized for U.S. foreign tax credit purposes as "passive category income." A U.S. Holder may be eligible to elect to claim a U.S. foreign tax credit against its U.S. federal income tax liability, subject to applicable limitations and holding period requirements, for Canadian tax withheld, if any, from distributions received in respect of Common Shares. A U.S. Holder that does not elect to claim a U.S. foreign tax credit may instead claim a deduction for Canadian tax withheld, but only for a taxable year in which the U.S. Holder elects to do so with respect to all non U.S. income taxes paid or accrued in such taxable year. The rules relating to U.S. foreign tax credits are complex, and each U.S. Holder should consult its own tax adviser regarding the application of such rules.

Sale, Exchange or Other Taxable Disposition of the Common Shares

        Subject to the PFIC rules discussed below, upon a sale, exchange or other taxable disposition of a Common Share, a U.S. Holder will generally recognize a capital gain or loss equal to the difference between the amount realized on such sale, exchange or other taxable disposition (or, if the amount realized is denominated in Canadian dollars, its U.S. dollar equivalent, generally, for U.S. Holders that use the cash method and for electing U.S. Holders that use accrual method, determined by reference to the spot rate of exchange on the date of settlement) and the holder's tax basis of such Common Share. Such gain or loss will be a long term capital gain or loss if the Common Share has been held for more than one year and will be short term capital gain or loss if the holding period is equal to or less than one year. Such gain or loss will generally be considered U.S. source gain or loss for U.S. foreign tax credit purposes. Long term capital gains of non-corporate taxpayers are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company Rules

        A foreign corporation will be considered a PFIC for any taxable year in which (i) 75% or more of its gross income is "passive income" or (ii) 50% or more of the average quarterly value of its assets produce (or are held for the production of) "passive income." For this purpose, "passive income" generally includes interest, dividends, rents, royalties and certain gains. We currently do not believe that we were a PFIC in the preceding taxable year nor do we anticipate that we will be a PFIC in the current taxable year or in future taxable years. However, the determination as to whether we are a PFIC for any taxable year is based on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and is not determinable until after the end of such taxable year. Further, the determination is based in part on the mix, use and value of our assets, which values may be treated as changing for U.S. federal income tax purposes as our market capitalization changes. Because of the above described uncertainties, there can be no assurance that the IRS will not challenge the determination made by us concerning our PFIC status or that we will not be a PFIC for any taxable year. If we were classified as a PFIC in any taxable year during which a U.S. Holder owns our Common Shares, certain adverse tax consequences could apply to such U.S. Holder. Certain elections may be available to U.S. Holders of Common Shares that may mitigate some of the adverse consequences resulting from our treatment as a PFIC. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to their investments in Common Shares and whether to make an election or protective election.

Required Disclosure with Respect to Foreign Financial Assets

        Certain U.S. Holders are required to report information relating to an interest in Common Shares, subject to exceptions (including an exception for Common Shares held in accounts maintained by certain financial institutions), by attaching a completed IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold an interest in Common Shares. U.S. Holders should consult their own tax advisors regarding information reporting requirements relating to their ownership of Common Shares.

        THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE OWNERSHIP, AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

Certain Canadian Federal Income Tax Considerations

        The following is a summary, as of the date of this prospectus supplement, of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) ("Tax Act") and its regulations that generally apply to an investor who acquires a Common Share or a Warrant pursuant to the Offering, who, for the purposes of the Tax Act and at all relevant times, deals at arm's length, and is not affiliated with the Company and the Placement Agent and who acquires and holds the Common Shares and Warrants, as capital property (a "Holder"). Generally, Common Shares and Warrants will be considered to be capital property to a Holder provided that the Holder does not use such securities in the course of carrying on a business of trading or dealing in securities and such Holder has not acquired them or been deemed to have acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

        This summary is based upon the current provisions of the Tax Act and its regulations and the current published administrative policies and assessing practices of the Canada Revenue Agency ("CRA"). This summary takes into account all specific proposals to amend the Tax Act and its regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Tax Proposals") and assumes that the Tax Proposals will be enacted in the form proposed, although no assurance can be given that the Tax Proposals will be enacted in their current form or at all. This summary does not otherwise take into account any changes in law or in the administrative policies or assessing practices of the CRA, whether by legislative, governmental or judicial decision or action, nor does it take into account or consider any provincial, territorial or foreign income tax considerations, which considerations may differ significantly from the Canadian federal income tax considerations discussed in this summary.

        This summary only applies to Holders who (i) for the purposes of the Tax Act, are not, and are not deemed to be, resident in Canada at any time, and (ii) do not use or hold, or are not deemed to use or hold, the Common Shares or Warrants in carrying on a business in Canada. Special rules, which are not discussed in this summary, may apply to a Holder that is an insurer that carries on business in Canada and elsewhere or is an "authorized foreign bank" (as defined in the Tax Act).

        This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. Holders should consult their own tax advisors with respect to their particular circumstances.

Currency

        For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Common Shares and Warrants must be expressed in Canadian dollars. Amounts denominated in any other currency must be converted into Canadian dollars using the rate of exchange quoted by the Bank of Canada on the day the amount first arose, or such other rate of exchange as is acceptable to the CRA.

Exercise of Warrants

        The exercise of a Warrant to acquire a Common Share will be deemed not to constitute a disposition of property for purposes of the Tax Act. As a result, no gain or loss will be realized by a Holder upon the exercise of a Warrant to acquire a Common Share. When a Warrant is exercised, the Holder's cost of the Common Share acquired thereby will be the aggregate of the Holder's adjusted cost base of such Warrant and the exercise price paid for the Common Share. The Holder's adjusted cost base of the Common Share so acquired will be determined by averaging such cost with the adjusted cost base (determined immediately before the acquisition of the Common Share, as the case may be) to the Holder of all Common Shares owned by the Holder as capital property immediately prior to such acquisition.

Taxation of Dividends

        Subject to an applicable tax treaty or convention, a dividend paid or credited, or deemed to be paid or credited, to a Holder on the Common Shares will be subject to Canadian withholding tax under the Tax Act at the rate of 25% of the gross amount of the dividend. Such rate is generally reduced under the Canada-United States Tax Convention (1980) (the "Treaty") to 15% if the beneficial owner of such dividend is a resident of the U.S. for purposes of the Treaty and fully entitled to benefits under the Treaty (a "U.S. Holder"). The rate of withholding tax is further reduced to 5% if the beneficial owner of such dividend is a U.S. Holder that is a company that owns, directly or indirectly, at least 10% of the voting stock of the Company.

Disposition of Common Shares and Warrants

        A Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Holder on a disposition of Common Shares or Warrants unless such shares or warrants constitute "taxable Canadian property" (as defined in the Tax Act) of the Holder at the time of the disposition and are not exempt from tax pursuant to the terms of an applicable income tax treaty or convention at the time of the disposition.

        Generally, as long as the Common Shares are then listed on a designated stock exchange (which currently includes the TSX and the Nasdaq), the Common Shares and Warrants will not constitute taxable Canadian property of a Holder, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are met concurrently: (a) the Holder, persons with which the Holder does not deal at arm's length, partnerships whose members include, either directly or indirectly through one or more partnerships, the Holder or persons which do not deal at arm's length with the Holder, or any combination of them, owned 25% or more of the issued shares of any class or series of shares of the capital stock of the Company, and (b) more than 50% of the fair market value of the Common Shares and Warrants, as applicable, was derived directly or indirectly, from one or any combination of real or immovable property situated in Canada, "Canadian resource properties," "timber resource properties" (each as defined in the Tax Act), and options in respect of or interests in, or for civil law rights in, any such property (whether or not such property exists). The Tax Act may also deem the Common Shares or Warrants to be taxable Canadian property in certain circumstances. Holders whose Common Shares or Warrants are taxable Canadian property should consult their own tax advisors.

LEGAL MATTERS

        Certain legal matters in connection with the securities offered hereby will be passed upon on behalf of the Company by Skadden, Arps, Slate, Meagher & Flom LLP with respect to U.S. legal matters and by Blake, Cassels & Graydon LLP with respect to Canadian legal matters. Ellenoff Grossman & Schole LLP is acting as counsel for the Placement Agent in connection with this Offering.

EXPERTS

        The audited financial statements incorporated in this prospectus by reference to the annual report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report of Grant Thornton LLP, which is independent with respect to the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of British Columbia.

PROSPECTUS

$100,000,000
Common Shares
Preferred Shares
Debt Securities
Subscription Receipts
Units
Warrants
Offered by Neovasc Inc.

and

Up to 6,872,878 Common Shares
Offered by the Selling Shareholder

and

Up to 7,061,856 Common Shares
Issuable Upon Exercise of the Warrants
Offered by Neovasc Inc.

We may offer and sell up to $100,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

The selling shareholder identified in this prospectus may offer and sell up to 6,872,878 of our common shares (the "Secondary Shares"). We will not receive any of the proceeds from the sale of Secondary Shares by the selling shareholders. The Secondary Shares are comprised of (i) up to 2,430,635 shares issuable upon conversion of the secured convertible notes of the Company issued in connection with the securities purchase agreement between the Company and the selling shareholder dated May 26, 2020 (the "May 2020 SPA"); (ii) up to 1,149,910 common shares issuable upon exercise of the warrants issued pursuant to the May 2020 SPA; (iii) up to 1,759,000 common shares issued pursuant to a subscription agreement between the Company and the selling shareholder dated May 13, 2019 (the "SMG Subscription Agreement") and issued upon exercise of the warrants issued pursuant to the SMG Subscription Agreement; (iv) up to 1,051,555 common shares issuable upon conversion of the secured convertible debentures issued in connection with the SMG Subscription Agreement and (v) 481,778 common shares issuable upon exercise of the warrants issued pursuant to the early redemption terms of the secured convertible debentures issued in connection with the SMG Subscription Agreement.

We are also offering up to 7,061,856 common shares issuable upon exercise of certain warrants previously issued by us, which is comprised of (i) up to 500,000 common shares issuable upon the exercise of warrants (the "Settlement Warrants") pursuant to a settlement agreement between the Company and a certain investor (the "Settlement Agreement"); (ii) up to 3,162,277 common shares issuable upon the exercise of warrants issued pursuant to a securities purchase agreement dated January 1, 2020 (the "January 2020 SPA"), and a securities purchase agreement dated June 12, 2020 ("June 2020 SPA") and (iii) up to 3,399,579 common shares issuable upon the exercise of warrants issued pursuant to a securities purchase agreement dated August 9, 2020 (the "August 2020 SPA"). See "Plan of Distribution" for additional information.

We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which they will be offered. Each time we or, if required under the Securities Act of 1933, as amended, the selling shareholder, sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

Our common shares are listed on the Nasdaq Capital Market (the "Nasdaq") and on the Toronto Stock Exchange (the "TSX") under the symbol "NVCN." On August 11, 2020, the last reported sale price of our common shares was $2.29 on the Nasdaq and C$3.05 on the TSX.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 11 OF THIS PROSPECTUS. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS BEFORE INVESTING IN ANY OF OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 14, 2020.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under the shelf registration process, we may sell any combination of the common shares, preferred shares, debt securities, subscription receipts, units and warrants described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. The prospectus also relates to up to 6,872,878 of our common shares, which the selling shareholder named in this prospectus may sell from time to time, and up to 7,061,856 of our common shares issuable upon the exercise of certain warrants. We will not receive any of the proceeds from sales by the selling shareholder. We have agreed to pay the expenses incurred in registering these shares and warrants, including legal and accounting fees.

        This prospectus provides you with a general description of the securities we may offer. Each time we or, if required under the Securities Act of 1933, as amended (the "Securities Act"), the selling shareholder sells securities described herein, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the section entitled "Where You Can Find More Information."

        Neither we nor any selling shareholder have authorized anyone to provide you with information other than that contained in this prospectus or in any accompanying prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We and any selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any jurisdiction where offers or sales are not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate only as of the date on its respective cover, even though this prospectus may be delivered or securities may be sold under this prospectus on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

        For investors outside of the United States: Neither we nor the selling shareholders have done anything that would permit possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, the distribution of this prospectus outside of the United States.

        In this prospectus and any prospectus supplement, unless otherwise indicated, all dollar amounts and references to "U.S.$" or "$" are to U.S. dollars and references to "C$" are to Canadian dollars. This prospectus and the documents incorporated by reference contain translations of some Canadian dollar amounts into U.S. dollars solely for your convenience. See "Exchange Rate Information".

        In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to "we", "us", "our" or similar terms, as well as references to "Neovasc" or the "Company", refer to Neovasc Inc., either alone or together with our subsidiaries.

        The names Neovasc Reducer™ and Tiara™ are our trademarks. Other trademarks, product names and company names appearing in this prospectus and any prospectus supplement and documents incorporated by reference in this prospectus and any prospectus supplement are the property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus and any applicable prospectus supplement, including documents incorporated by reference herein or therein, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements are usually identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "likely," "may," "plan," "position," "possible," "potential," "probable," "project," "projection," "should," "strategy," "will," or similar expressions. These statements are based upon assessments and assumptions of management in light of historical results and trends, current conditions and potential future developments that often involve judgment, estimates, assumptions and projections. Forward-looking statements reflect current views about our plans, strategies and prospects, which are based on information currently available as of the date of this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not place undue reliance on those statements. Forward-looking statements in this prospectus and the documents incorporated by reference herein include, but are not limited to, statements relating to:

  •
  our ability to continue as a going concern;

  •
  our need for significant additional financing and our estimates regarding our capital requirements and future revenues, expenses and profitability;

  •
  our intended use of the net proceeds from the June 2020 offering of units comprised of one Common Share and three-quarters of one common share purchase warrants;

  •
  our intended use of the net proceeds from the May 2020 private placement offering of the secured convertible notes and common share purchase warrants;

  •
  our intended use of the net proceeds from the January 2020 registered direct offering of series A and series B units;

  •
  our estimates regarding our fully diluted share capital and future dilution to shareholders;

  •
  our intention to remediate our material weakness in internal control over financial reporting ("ICFR") as of December 31, 2019, 2018 and 2017;

  •
  our intention to expand the indications for which we may market the Tiara (which does not have regulatory approval and is not commercialized) and the Reducer (which has CE Mark approval for sale in the European Union);

  •
  clinical development of our products, including the results of current and future clinical trials and studies;

  •
  our anticipation that the Tiara will receive CE Mark approval in Europe from the Medical Device Directive in 2021;

  •
  the anticipated timing of additional implantations in the TIARA II trial and our intention to initiate additional investigational sites in 2021 as required approvals are obtained;

  •
  our plans to develop and commercialize products, including the Tiara, and the timing and cost of these development programs;

  •
  our plans to develop and commercialize the Tiara transfemoral trans septal system, including our ability to improve current prototypes;

  •
  our ability to grow revenues from the Reducer in a timely manner;

  •
  whether we will receive, and the timing and costs of obtaining, regulatory approvals;

  •
  our efforts to obtain approval for entrance into the U.S. market for the Reducer, including our discussions with the U.S. Food and Drug administration (the "FDA") and potential pathways to the U.S. market;

  •
  the cost of post market regulation and commercialization if we receive necessary regulatory approvals;

  •
  our ability to enroll patients in our clinical trials, studies and compassionate use cases in Canada, the United States, Europe, Israel and other markets;

  •
  our ability to advance and complete the COSIRA II IDE pivotal clinical trial;

  •
  our belief that the totality of clinical evidence from the COSIRA study, REDUCER-I European Post-Market study and studies published in peer-reviewed journals, will provide reasonable assurance of safety and effectiveness to support a full Premarket Approval application ("PMA");

  •
  our belief that the full PMA application pathway brings the best chance of success within reasonable cost and time constraints for Tiara;

  •
  our belief that the TIARA-I Early Feasibility study demonstrates the safety of the Neovasc transcatheter mitral valve replacement system;

  •
  our belief that the clinical evidence already available will be sufficient to support the availability of Tiara for the treatment of patients in Europe;

  •
  our intention to continue directing a significant portion of our resources into sales expansion;

  •
  our ability to get our products approved for use;

  •
  the benefits and risks of our products as compared to others;

  •
  our ability to find strategic alternatives for adoption of the Reducer, including potential alliances in order to broaden and deepen therapy penetration and potentially advance the COSIRA II study;

  •
  our plans to increase Reducer implants in Europe in 2020;

  •
  our expectation that in 2020 more German clinics will negotiate and finalize reimbursement negotiations with German insurance companies relating to the Reducer;

  •
  our estimates of the size of the potential markets for our products including the anticipated market opportunities for the Reducer and the Tiara;

  •
  our potential relationships with distributors and collaborators with acceptable development, regulatory and commercialization expertise and the benefits to be derived from such collaborative efforts;

  •
  sources of revenues and anticipated revenues, including contributions from distributors and other third-parties, product sales, license agreements and other collaborative efforts for the development and commercialization of products;

  •
  our ability to meet our financial and organizational restructuring goals to establish a lean and accountable organization with stable capitalization;

  •
  our ability to meet our cash expenditure covenants;

  •
  our creation of an effective direct sales and marketing infrastructure for approved products we elect to market and sell directly;

  •
  the rate and degree of market acceptance of our products;

  •
  the timing and amount of reimbursement for our products;

  •
  the composition and compensation of our management team and board of directors;

  •
  the impact of foreign currency exchange rates; and

  •
  the composition and compensation of our board of directors and senior management team in the future.

Forward-looking statements reflect our current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by us, are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies, many of which, with respect to future events, are subject to change. As of the date of this prospectus supplement, the extent to which the COVID-19 pandemic may materially impact the Company's financial condition, liquidity, or results of operations is uncertain. The material factors and assumptions used by us to develop such forward-looking statements include, but are not limited to:

  •
  our ability to continue as a going concern;

  •
  our regulatory and clinical strategies will continue to be successful;

  •
  our current positive interactions with regulatory agencies will continue;

  •
  recruitment to clinical trials and studies will continue;

  •
  the time required to enroll, analyze and report the results of our clinical studies will be consistent with projected timelines;

  •
  current and future clinical trials and studies will generate the supporting clinical data necessary to achieve approval of marketing authorization applications;

  •
  the regulatory requirements for approval of marketing authorization applications will be maintained;

  •
  our current good relationships with our suppliers and service providers will be maintained;

  •
  our estimates of market size and reports reviewed by us are accurate;

  •
  our efforts to develop markets and generate revenue from the Reducer will be successful;

  •
  genericisation of markets for the Tiara and the Reducer will develop;

  •
  capital will be available on terms that are favorable to us;

  •
  our ability to retain and attract key personnel, including members of our board of directors and senior management team; and

  •
  our estimates and assumptions about the impact that the COVID-19 crisis will have on the Company.

By their very nature, forward-looking statements or information involve known and unknown risks, uncertainties and other factors that may cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed or implied by such forward — looking statements or information. In evaluating these statements, prospective purchasers should specifically consider various factors, including the risks outlined herein and in documents incorporated by reference herein and therein, under the heading "Risk Factors". Some of these risks and assumptions include, among others:

  •
  the substantial doubt about our ability to continue as a going concern;

  •
  risks related to the recent coronavirus outbreak or other health epidemics, which could significantly impact our operations, sales or ability to raise capital;

  •
  risks relating to our need for significant additional future capital and our ability to raise additional funding;

  •
  risks relating to the sale of a significant number of Common Shares;

  •
  risks relating to the Company's conclusion that it did not have an effective ICFR as of December 31, 2019, 2018 and 2017;

  •
  risks relating to our Common Share price being volatile;

  •
  risks relating to the influence of significant shareholders of the Company over our business operations and share price;

  •
  risks related to the recent COVID-19 outbreak or other health epidemics, which could continue to have a significant impact on our operations, sales or ability to raise capital;

  •
  risks relating to our significant indebtedness, and its effect on our financial condition;

  •
  risks relating to lawsuits that we are subject to, which could divert our resources and result in the payment of significant damages and other remedies;

  •
  risks relating to claims by third-parties alleging infringement of their intellectual property rights;

  •
  our ability to establish, maintain and defend intellectual property rights in our products;

  •
  risks relating to results from clinical trials of our products, which may be unfavorable or perceived as unfavorable;

  •
  our history of losses and significant accumulated deficit;

  •
  risks associated with product liability claims, insurance and recalls;

  •
  risks relating to use of our products in unapproved circumstances, which could expose us to liabilities;

  •
  risks relating to competition in the medical device industry, including the risk that one or more competitors may develop more effective or more affordable products;

  •
  risks relating to our ability to achieve or maintain expected levels of market acceptance for our products, as well as our ability to successfully build our in house sales capabilities or secure third party marketing or distribution partners;

  •
  our ability to convince public payors and hospitals to include our products on their approved products lists;

  •
  risks relating to new legislation, new regulatory requirements and the efforts of governmental and third party payors to contain or reduce the costs of healthcare;

  •
  risks relating to increased regulation, enforcement and inspections of participants in the medical device industry, including frequent government investigations into marketing and other business practices;

  •
  risks associated with the extensive regulation of our products and trials by governmental authorities, as well as the cost and time delays associated therewith;

  •
  risks associated with post market regulation of our products;

  •
  health and safety risks associated with our products and our industry;

  •
  risks associated with our manufacturing operations, including the regulation of our manufacturing processes by governmental authorities and the availability of two critical components of the Reducer;

  •
  risk of animal disease associated with the use of our products;

  •
  risks relating to the manufacturing capacity of third party manufacturers for our products, including risks of supply interruptions impacting the Company's ability to manufacture its own products;

  •
  risks relating to our dependence on limited products for substantially all of our current revenues;

  •
  risks relating to our exposure to adverse movements in foreign currency exchange rates;

  •
  risks relating to the possibility that we could lose our foreign private issuer status under U.S. federal securities laws;

  •
  risks relating to the possibility that we could be treated as a "passive foreign investment company";

  •
  risks relating to breaches of anti-bribery laws by our employees or agents;

  •
  risks associated with future changes in financial accounting standards and new accounting pronouncements;

  •
  risks relating to our dependence upon key personnel to achieve our business objectives;

  •
  our ability to maintain strong relationships with physicians;

  •
  risks relating to the sufficiency of our management systems and resources in periods of significant growth;

  •
  risks associated with consolidation in the health care industry, including the downward pressure on product pricing and the growing need to be selected by larger customers in order to make sales to their members or participants;

  •
  risks relating to our ability to successfully identify and complete corporate transactions on favorable terms or achieve anticipated synergies relating to any acquisitions or alliances;

  •
  risks relating to conflicts of interests among the Company's officers and directors as a result of their involvement with other issuers;

  •
  risks relating to future issuances of equity securities by us, or sales of common shares or conversions of convertible notes by our existing security holders, causing the price of our securities to fall;

  •
  risks relating to the broad discretion in our use of proceeds from an offering of our securities;

  •
  risks relating to our intention to not pay dividends in the foreseeable future; and

  •
  anti-takeover provisions in our constating documents which could discourage a third-party from making a takeover bid beneficial to our shareholders.

Should one or more of these risks or uncertainties or a risk that is not currently known to the Company materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those expressed or implied herein. These forward-looking statements are made as of the date of this prospectus or, in the case of documents incorporated by reference in this prospectus, as of the date of such documents, and we do not intend, and do not assume any obligation, to update these forward-looking statements, except as required by law. Investors are cautioned that forward- looking statements are not guarantees of future performance and investors are cautioned not to put undue reliance on forward-looking statements due to their inherent uncertainty.

The Company advises you that these cautionary remarks expressly qualify in their entirety all forward-looking statements attributable to the Company or persons acting on its behalf.

THE COMPANY

        Neovasc was incorporated on November 2, 2000 under the laws of the Province of British Columbia and was continued to federal jurisdiction under the Canada Business Corporations Act ("CBCA") on April 19, 2002. Neovasc has seven wholly owned subsidiaries, four of which are material: (i) Neovasc Tiara Inc. ("NTI"), a corporation incorporated under the federal laws of Canada; (ii) Neovasc Medical Ltd. ("NML"), a corporation incorporated under the laws of Israel; and (iii) Neovasc Medical Inc. ("NMI"), a corporation incorporated under the laws of British Columbia, (iv) Neovasc (US) Inc. ("NUS"), a corporation incorporated under the laws of Delaware.

        Neovasc is a specialty medical device company that develops, manufactures and markets products for the rapidly growing cardiovascular marketplace. Its products include the Tiara technology in development for the transcatheter treatment of mitral valve disease and the Reducer for the treatment of refractory angina.

        The Company and its subsidiaries now operate as follows: Neovasc Inc. is the Canadian public company and 100% owner of each of the subsidiary entities. NMI and NUS are the operating companies for the group. They hold the majority of the tangible assets and NMI holds the Peripatch tissue license. NMI and NUS employ the majority of the employees of the Company. NTI holds all the intangible assets related to the Tiara and NML holds all the intangible assets related to the Reducer program. NMI charges both NTI and NML for the development services performed by its employees to develop the Tiara and the Reducer respectively. NML receives a royalty based on the Reducer revenues generated by NMI. NUS, the full-fledged distributer of Reducer IP in the US and of Tiara IP globally, charges NMI for development services performed by its employees to develop the Tiara and the Reducer respectively and these are then passed on through NMI to NTI and NML respectively. Neovasc GmbH conducts sales and marketing activities on behalf of NMI as part of the license agreement between NML and NMI for NMI to manufacture, distribute and sell the Reducer on behalf of NML. Neovasc Management Inc. provides executive management services to Neovasc Inc.

THE OFFERING

        The actual price per share of the common shares that we or the selling shareholders will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See "Plan of Distribution."

Issuer	Neovasc Inc.
Selling Shareholder

The selling shareholder may sell from time to time pursuant to this prospectus up to 6,872,878 common shares, which is comprised of (i) up to 2,430,635 shares issuable upon conversion of the secured convertible notes of the Company issued in connection with the May 2020 SPA; (ii) up to 1,149,910 common shares issuable upon exercise of the warrants issued pursuant to the May 2020 SPA; (iii) up to 1,759,000 common shares issued pursuant to the SMG Subscription Agreement and issued upon exercise of the warrants issued pursuant to the SMG Subscription Agreement; (iv) up to 1,051,555 common shares issuable upon conversion of the secured convertible debentures issued in connection with the SMG Subscription Agreement and (v) 481,778 common shares issuable upon exercise of the warrants issued pursuant to the early redemption terms of the secured convertible debentures issued in connection with the SMG Subscription Agreement. See "Selling Shareholder."

Securities Offered
Primary Offering	We may from time to time (as detailed in an applicable prospectus supplement) use this prospectus to offer up to $100,000,000 of:
• common shares;
• preferred shares;
• debt securities;
• subscription receipts;
• units; and
• warrants.
We may offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.
We may also use this prospectus to offer up to 7,061,856 common shares issuable upon exercise of certain warrants.
Secondary Offering	The selling shareholders may offer from time to time:
Up to an aggregate 6,872,878 shares of our common shares.

Use of Proceeds
Primary Offering	Unless we specify otherwise in any prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes.
Secondary Offering	We will not receive any of the proceeds from the sale or other disposition of the shares of common shares offered by the selling shareholder pursuant to this prospectus.
Registration of the Secondary Shares and Certain Warrants

We agreed to register the Secondary Shares for resale under the Securities Act pursuant to the May 2020 SPA. Under the terms of the May 2020 SPA, we are required to maintain an effective resale registration statement for the common shares issuable upon conversion of the notes or exercise of the warrants issued pursuant to the May 2020 SPA so long as such notes or warrants remain outstanding.

We also agreed to register the 7,061,856 common shares issuable upon exercise of certain warrants for primary sale under the Securities Act pursuant to the Settlement Agreement, the January 2020 SPA, the June 2020 SPA and the August 2020 SPA.

Under the terms of the Settlement Agreement, we are required to maintain an effect registration statement registering the issuance of the common shares underlying the 500,000 Settlement Warrants for so long as any warrants are outstanding. Under the terms of the January 2020 SPA, the June 2020 SPA, and the August 2020 SPA, we are required to use commercially reasonable efforts to keep a registration statement registering the issuance or resale of the warrants issued pursuant to such agreements during the term of such warrants.

Listing	Our common shares are listed on the Nasdaq and on the TSX under the symbol "NVCN."
Risk Factors	You should consider carefully all of the information that is contained or incorporated by reference in this prospectus and, in particular, you should evaluate the risks described under "Risk Factors."

USE OF PROCEEDS

        Unless otherwise specified in an applicable prospectus supplement, we intend to use the proceeds we receive from the sale of securities by the company that may be offered hereby for general corporate purposes, which may include working capital, capital expenditures, investments and the financing of possible acquisitions. Additional information relating thereto may be set forth in any applicable prospectus supplement.

        We will not receive any proceeds from the sale of common shares by the selling shareholders.

 RISK FACTORS

        Investing in our securities involves risks. Before investing in any securities offered pursuant to this prospectus, you should carefully consider the risk factors and uncertainties set forth under the heading "Item 3.D. Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2019, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement subsequently filed relating to a specific offering or sale. You should also refer to the other information set forth or incorporated by reference in this prospectus, including our most recent annual report on Form 20-F, or any applicable prospectus supplement, including our consolidated financial statements and related notes. See "Where You Can Find More Information."

 SELLING SHAREHOLDER

        The selling shareholder may sell from time to time, pursuant to this prospectus, an aggregate of up to 6,872,878 of our common shares. Such common shares include the following:

  •
  2,430,635 common shares issuable upon the conversion of $5.0 million aggregate principal amount of convertible debentures of the Company issued to the selling shareholder pursuant to the May 2020 SPA;

  •
  1,149,910 common shares issuable upon the exercise of 1,149,910 warrants, at an exercise price of $2.634, issued to the selling shareholder pursuant to the May 2020 SPA;

  •
  1,759,000 common shares issued to the selling shareholder pursuant to the SMG Subscription Agreement;

  •
  1,051,555 common shares issuable to the selling shareholder upon the conversion of $7,886,659 aggregate principal amount of convertible debentures of the Company issued to the selling shareholder pursuant to the SMG Subscription Agreement; and

  •
  481,778 common shares issuable upon the exercise of 481,778 warrants, at an exercise price of $7.50, issued to the selling shareholder in connection with the Company's partial prepayment of the notes issued pursuant to the SMG Subscription Agreement.

        The following table sets forth information with respect to the selling shareholder's beneficial ownership of our common shares as of August 12, 2020. The number of common shares owned prior to any offerings represents all of the common shares that the selling shareholders may offer hereunder. The percentage of shares beneficially owned prior to any offering is based on 22,146,127 common shares outstanding as of August 12, 2020. The selling shareholders may sell all, some or none of their shares included in this prospectus. See "Plan of Distribution."

        The number of common shares beneficially owned by the selling shareholder is determined in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any common shares over which the selling shareholder has sole or shared voting power or investment power as well as any shares that are exercisable or exercisable within 60 days of August 12, 2020.

        To the best knowledge of the Company, and after taking into account the outstanding securities issuable into common shares of the Company, if no limitation existed with respect to the exercise of conversion rights into underlying securities, Strul Medical Group, LLC and its affiliates would own beneficially, directly or indirectly, 18.4% of the Common Shares on a diluted basis. The Strul securities contain terms that prohibit a holder from converting or exercise its securities if doing so would result in such holder (together with any person acting jointly or in concert with the holder, including such holder's affiliates) beneficially owning, or exercising control or direction over more than 9.99% of the number of Common Share outstanding immediately after giving effect to the conversion or exercise, as such percentage ownership is determined in accordance with the terms of the securities. The exercise of voting rights associated with shares held by these shareholders at meetings of shareholders may have significant influences on our business operations. If any of these major securityholders sell their shares, it could have significant influences on our share price, depending on the market environment at the time of such sale.

	Shares Beneficially Owned Prior to Offering		Shares Registered		Shares Beneficially Owned After Offering
Name of Selling Shareholder	Number	%	Number	%	Number		%
Strul Medical Group	6,872,878	18.4%	6,872,878	31%		*		*

*
To be provided in a prospectus supplement describing an offering of securities or a report on Form 6-K that is incorporated by reference herein.

DESCRIPTION OF SECURITIES

        The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

        We may sell from time to time, in one or more offerings, common shares, debt securities, subscription rights, warrants and units comprising any combination of these securities. The total dollar amount of all securities that we may issue under this prospectus will not exceed $100.0 million.

 DESCRIPTION OF SHARE CAPITAL

Common Shares

        The Company is authorized to issue an unlimited number of Common Shares without par value. As of August 12, 2020, there were 22,146,127 Common Shares issued and outstanding on a non-diluted basis, and 37,331,314 on a diluted basis.

        The Common Shares all have equal voting rights and are entitled to receive notice of any shareholders meeting at which they have the right to vote. Subject to the rights of any other class of shares, upon any liquidation, dissolution, winding-up or other distribution of the Company's assets, the holders of Common Shares are entitled to participate equally.

Dividend Policy

        We have not paid any dividends to date on our Common Shares. We do not currently expect to pay any dividends on our Common Shares for the foreseeable future.

Preferred Shares

        We may issue our preferred shares from time to time in one or more series. The terms of each series of preferred shares, including the number of shares, the designation, rights, preferences, privileges, priorities, restrictions, conditions and limitations, will be determined at the time of creation of each such series by our board of directors, without shareholder approval, provided that all preferred shares will rank equally within their class as to dividends and distributions in the event of our dissolution, liquidation or winding-up.

Transfer Agent and Registrar

        Our transfer agent and the registrar for our Common Shares in Canada is Computershare Investor Services Inc. located at 510 Burrard Street, 2nd Floor, Vancouver, British Columbia, Canada, V6C 3B9 and in the United States is Computershare Trust Company N.A. located at 740 – 350 Indiana St., Golden, Colorado, 80401.

DESCRIPTION OF DEBT SECURITIES

        In this description of debt securities section, "we," "us," "our," or "Neovasc" refer to Neovasc Inc. but not to its subsidiaries.

        This section describes the general terms that will apply to any debt securities issued pursuant to this prospectus. We may issue debt securities in one or more series under an indenture, or the indenture, to be entered into between us and one or more trustees. The indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the CBCA. A copy of the form of the indenture will be filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The following description sets forth certain general terms and provisions of the debt securities and is not intended to be complete. For a more complete description, prospective investors should refer to the indenture and the terms of the debt securities. If debt securities are issued, we will describe in the applicable prospectus supplement the particular terms and provisions of any series of the debt securities and a description of how the general terms and provisions described below may apply to that series of the debt securities. Prospective investors should rely on information in the applicable prospectus supplement and not on the following information to the extent that the information in such prospectus supplement is different from the following information.

        We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus.

General

        The indenture will not limit the aggregate principal amount of debt securities that we may issue under the indenture and will not limit the amount of other indebtedness that we may incur. The indenture will provide that we may issue debt securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be our unsecured obligations. The indenture will also permit us to increase the principal amount of any series of the debt securities previously issued and to issue that increased principal amount.

        The applicable prospectus supplement for any series of debt securities that we offer will describe the specific terms of the debt securities and may include, but is not limited to, any of the following:

  •
  the title of the debt securities;

  •
  the aggregate principal amount of the debt securities;

  •
  the percentage of principal amount at which the debt securities will be issued;

  •
  whether payment on the debt securities will be senior or subordinated to our other liabilities or obligations;

  •
  the date or dates, or the methods by which such dates will be determined or extended, on which we may issue the debt securities and the date or dates, or the methods by which such dates will be determined or extended, on which we will pay the principal and any premium on the debt securities and the portion (if less than the principal amount) of debt securities to be payable upon a declaration of acceleration of maturity;

  •
  whether the debt securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which we will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;

  •
  the place or places we will pay principal, premium, if any, and interest and the place or places where debt securities can be presented for registration of transfer or exchange;

  •
  whether and under what circumstances we will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the debt securities, and whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

  •
  whether we will be obligated to redeem or repurchase the debt securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder and the terms and conditions of such redemption;

  •
  whether we may redeem the debt securities at our option and the terms and conditions of any such redemption;

  •
  the denominations in which we will issue any registered debt securities, if other than denominations of $1,000 and any multiple of $l,000 and, if other than denominations of $5,000, the denominations in which any unregistered debt security shall be issuable;

  •
  whether we will make payments on the debt securities in a currency or currency unit other than U.S. dollars or by delivery of our common shares or other property;

  •
  whether payments on the debt securities will be payable with reference to any index or formula;

  •
  whether we will issue the debt securities as global securities and, if so, the identity of the depositary for the global securities;

  •
  whether we will issue the debt securities as unregistered securities (with or without coupons), registered securities or both;

  •
  the periods within which and the terms and conditions, if any, upon which we may redeem the debt securities prior to maturity and the price or prices of which and the currency or currency units in which the debt securities are payable;

  •
  any changes or additions to events of default or covenants;

  •
  the applicability of, and any changes or additions to, the provisions for defeasance described under "Defeasance" below;

  •
  whether the holders of any series of debt securities have special rights if specified events occur;

  •
  any mandatory or optional redemption or sinking fund or analogous provisions;

  •
  the terms, if any, for any conversion or exchange of the debt securities for any other securities;

  •
  rights, if any, on a change of control;

  •
  provisions as to modification, amendment or variation of any rights or terms attaching to the debt securities; and

  •
  any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the debt securities being offered which do not apply generally to other debt securities, or any covenants or events of default generally applicable to the debt securities which do not apply to a particular series of the debt securities.

        Unless stated otherwise in the applicable prospectus supplement, no holder of debt securities will have the right to require us to repurchase the debt securities and there will be no increase in the interest rate if we become involved in a highly leveraged transaction or we have a change of control.

        We may issue debt securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell these securities at a discount below their stated principal amount. We may also sell any of the debt securities for a foreign currency or currency unit, and payments on the debt securities may be payable in a foreign currency or currency unit. In any of these cases, we will describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable prospectus supplement.

        We may issue debt securities with terms different from those of debt securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of debt securities and issue additional debt securities of such series (unless the reopening was restricted when such series was created).

Ranking and Other Indebtedness

        Unless otherwise indicated in an applicable prospectus supplement, our debt securities will be unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding and equally with other securities issued under the indenture. The debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries.

        Our board of directors may establish the extent and manner, if any, to which payment on or in respect of a series of debt securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

        Unless otherwise specified in the applicable prospectus supplement, a series of the debt securities may be issued in whole or in part in global form as a "global security" and will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable prospectus supplement relating to that series. Unless and until exchanged, in whole or in part, for the debt securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

        The specific terms of the depositary arrangement with respect to any portion of a particular series of the debt securities to be represented by a global security will be described in the applicable prospectus supplement relating to such series. We anticipate that the provisions described in this section will apply to all depositary arrangements.

        Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the debt securities represented by the global security to the accounts of such persons, designated as "participants", having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

        So long as the depositary for a global security or its nominee is the registered owner of the global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

        Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of us, the trustee or any paying agent for the debt securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.

Discontinuance of Depositary's Services

        If a depositary for a global security representing a particular series of the debt securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue such series of the debt securities in definitive form in exchange for a global security representing such series of the debt securities. If an event of default under the indenture has occurred and is continuing, debt securities in definitive form will be printed and delivered upon written request by the holder to the trustee. In addition, we may at any time and in our sole discretion determine not to have a series of the debt securities represented by a global security and, in such event, will issue a series of the debt securities in definitive form in exchange for all of the global securities representing that series of debt securities.

Debt Securities in Definitive Form

        A series of the debt securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of $1,000 and integral multiples of $1,000 and unregistered securities will be issuable in denominations of $5,000 and integral multiples of $5,000 or, in each case, in such other denominations as may be set out in the terms of the debt securities of any particular series. Unless otherwise indicated in the applicable prospectus supplement, unregistered securities will have interest coupons attached.

        Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on the debt securities (other than global securities) will be made at the office or agency of the trustee, or at our option we can pay principal, interest, if any, and premium, if any, by check mailed or delivered to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire or other transmission to an account of the person entitled to receive payments. Unless otherwise indicated in the applicable prospectus supplement, payment of interest, if any, will be made to the persons in whose name the debt securities are registered at the close of business on the day or days specified by us.

        At the option of the holder of debt securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable prospectus supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the indenture. Unless otherwise specified in an applicable prospectus supplement, unregistered securities will not be issued in exchange for registered securities.

        The applicable prospectus supplement may indicate the places to register a transfer of the debt securities in definitive form. Except for certain restrictions set forth in the indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the debt securities in definitive form, but we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

        We shall not be required to:

  •
  issue, register the transfer of or exchange any series of the debt securities in definitive form during a period beginning at the opening of business 15 days before any selection of securities of that series of the debt securities to be redeemed and ending on the relevant redemption date if the debt securities for which such issuance, registration or exchange is requested may be among those selected for redemption;

  •
  register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

  •
  exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption with written instructions for payment consistent with the provisions of the indenture; or

  •
  issue, register the transfer of or exchange any of the debt securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid.

Merger, Amalgamation or Consolidation

        The indenture will provide that we may not consolidate with or amalgamate or merge with or into any other person, enter into any statutory arrangement with any person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless among other items:

  •
  we are the surviving person, or the resulting, surviving or transferee person, if other than us, is organized and existing under the laws of the United States, any state thereof or the District of Columbia, Canada, or any province or territory thereof, or, if the amalgamation, merger, consolidation, statutory arrangement or other transaction would not impair the rights of holders, any other country;

  •
  the successor person (if not us) assumes all of our obligations under the debt securities and the indenture; and

  •
  we or such successor person will not be in default under the indenture immediately after the transaction.

        When such a person assumes our obligations in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the debt securities and the indenture.

Additional Amounts

        Unless otherwise specified in the applicable prospectus supplement, all payments made by or on behalf of us under or with respect to the debt securities will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax, or Canadian Taxes, unless we are required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency.

        If we are so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the debt securities, we will pay as additional interest such additional amounts, or the additional amounts, as may be necessary so that the net amount received by a holder of the debt securities after such withholding or deduction will not be less than the amount such holder of the debt securities would have received if such Canadian Taxes had not been withheld or deducted (a similar payment will also be made to holders of the debt securities, other than excluded holders (as defined herein), that are exempt from withholding but required to pay tax under Part XIII of the Income Tax Act (Canada) (the "ITA"), directly on amounts otherwise subject to withholding); provided, however, that no additional amounts will be payable with respect to a payment made to a holder of the debt securities, or an excluded holder, in respect of the beneficial owner thereof:

  •
  with which we do not deal at arm's length (for purposes of the ITA) at the time of the making of such payment;

  •
  which is subject to such Canadian Taxes by reason of the debt securities holder's failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes;

  •
  which is subject to such Canadian Taxes by reason of the debt securities holder being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada or any province or territory thereof otherwise than by the mere holding of the debt securities or the receipt of payments thereunder; or

  •
  which is subject to such Canadian Taxes because it is not entitled to the benefit of an otherwise applicable tax treaty by reason of the legal nature of such holder of the debt securities.

        We will make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. We will pay all taxes, interest and other liabilities which arise by virtue of any failure of us to withhold, deduct and remit to the relevant authority on a timely basis the full amounts required in accordance with applicable law. We will furnish to the holder of the debt securities, within 60 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by us.

        Whenever in the indenture there is mentioned, in any context, the payment of principal, premium, if any, interest or any other payment under or with respect to a debt security, such mention shall be deemed to include mention of the payment of additional amounts to the extent that, in such context, additional amounts are, were or could be payable in respect thereof.

        The foregoing obligations shall survive any termination, defeasance or discharge of the indenture.

Tax Redemption

        If and to the extent specified in the applicable prospectus supplement, the debt securities of a series will be subject to redemption at any time, in whole but not in part, at a redemption price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption, upon the giving of a notice as described below, if (1) we determine that (a) as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in position regarding application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after a date specified in the applicable prospectus supplement if any date is so specified, we have or will become obligated to pay, on the next succeeding date on which interest is due, additional amounts with respect to any debt security of such series as described under "Additional Amounts" or (b) on or after a date specified in the applicable prospectus supplement, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (a) above, whether or not such action was taken or decision was rendered with respect to us, or any change, amendment, application or interpretation shall be proposed, which, in any such case, in the written opinion to us of legal counsel of recognized standing, will result in our becoming obligated to pay, on the next succeeding date on which interest is due, additional amounts with respect to any debt security of such series and (2) in any such case, we, in our business judgment, determine that such obligation cannot be avoided by the use of reasonable measures available to us; provided however, that (i) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which we would be obligated to pay such additional amounts were a payment in respect of the debt securities then due, and (ii) at the time such notice of redemption is given, such obligation to pay such additional amounts remains in effect.

        In the event that we elect to redeem the debt securities of such series pursuant to the provisions set forth in the preceding paragraph, we shall deliver to the trustee a certificate, signed by an authorized officer, stating that we are entitled to redeem the debt securities of such series pursuant to their terms.

Provision of Financial Information

        We will file with the trustee, within 20 days after we file or furnish them with the SEC, copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file or furnish with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

        Notwithstanding that we may not remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will continue to provide the trustee:

  •
  within 20 days after the time periods required for the filing or furnishing of such forms by the SEC, annual reports on Form 40-F, Form 20-F or Form 10-K, as applicable, or any successor form; and

  •
  within 20 days after the time periods required for the filing of such forms by the SEC, reports on Form 6-K (or any successor form), as applicable, which, regardless of applicable requirements shall, at a minimum, contain such information required to be provided in quarterly reports under the laws of Canada or any province thereof to security holders of a corporation with securities listed on the TSX-V, whether or not we have any of the debt securities listed on such exchange. Each of such reports, to the extent permitted by the rules and regulations of the SEC, will be prepared in accordance with Canadian disclosure requirements and generally accepted accounting principles provided, however, that we shall not be obligated to file or furnish such reports with the SEC if the SEC does not permit such filings.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement relating to a particular series of debt securities, the following is a summary of events which will, with respect to any series of the debt securities, constitute an event of default under the indenture with respect to the debt securities of that series:

  •
  we fail to pay principal of, or any premium on, any debt security of that series when it is due and payable;

  •
  we fail to pay interest or any additional amounts payable on any debt security of that series when it becomes due and payable, and such default continues for 30 days;

  •
  we fail to make any required sinking fund or analogous payment for that series of debt securities;

  •
  we fail to observe or perform any of the covenants described in the section "Merger, Amalgamation or Consolidation" for a period of 30 days;

  •
  we fail to comply with any of our other agreements in the indenture that affect or are applicable to the debt securities for 60 days after written notice by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the outstanding debt securities of any series affected thereby;

  •
  a default (as defined in any indenture or instrument under which we or one of our subsidiaries has at the time of the indenture relating to this prospectus or will thereafter have outstanding any indebtedness) has occurred and is continuing, or we or any of our subsidiaries has failed to pay principal amounts with respect to such indebtedness at maturity and such event of default or failure to pay has resulted in such indebtedness under such indentures or instruments being declared due, payable or otherwise being accelerated, in either event so that an amount in excess of the greater of $5,000,000 and 2% of our shareholders' equity will be or become due, payable and accelerated upon such declaration or prior to the date on which the same would otherwise have become due, payable and accelerated, or the accelerated indebtedness, and such acceleration will not be rescinded or annulled, or such event of default or failure to pay under such indenture or instrument will not be remedied or cured, whether by payment or otherwise, or waived by the holders of such accelerated indebtedness, then (i) if the accelerated indebtedness will be as a result of an event of default which is not related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, it will not be considered an event of default for the purposes of the indenture governing the debt securities relating to this prospectus until 30 days after such indebtedness has been accelerated, or (ii) if the accelerated indebtedness will occur as a result of such failure to pay principal or interest or as a result of an event of default which is related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, then (A) if such accelerated indebtedness is, by its terms, non-recourse to us or our subsidiaries, it will be considered an event of default for purposes of the indenture governing the debt securities relating to this prospectus; or (B) if such accelerated indebtedness is recourse to us or our subsidiaries, any requirement in connection with such failure to pay or event of default for the giving of notice or the lapse of time or the happening of any further condition, event or act under such indenture or instrument in connection with such failure to pay or event of default will be applicable together with an additional seven days before being considered an event of default for the purposes of the indenture relating to this prospectus;

  •
  certain events involving our bankruptcy, insolvency or reorganization; and

  •
  any other event of default provided for in that series of debt securities.

        A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so.

        If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series, subject to any subordination provisions, may require us to repay immediately:

  •
  the entire principal and interest and premium, if any, of the debt securities of the series; or

  •
  if the debt securities are discounted securities, that portion of the principal as is described in the applicable prospectus supplement.

        If an event of default relates to events involving our bankruptcy, insolvency or reorganization, the principal of all debt securities will become immediately due and payable without any action by the trustee or any holder. Subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of the affected series can rescind this accelerated payment requirement. If debt securities are discounted securities, the applicable prospectus supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.

        Other than its duties in case of a default, the trustee is not obligated to exercise any of the rights or powers that it will have under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in aggregate principal amount of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

        We will be required to furnish to the trustee a statement annually as to our compliance with all conditions and covenants under the indenture and, if we are not in compliance, we must specify any defaults. We will also be required to notify the trustee as soon as practicable upon becoming aware of any event of default.

        No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

  •
  the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of the affected series;

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustee to institute a proceeding as trustee; and

  •
  the trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected by an event of default a direction inconsistent with the request, within 60 days after their notice, request and offer of indemnity.

        However, such above-mentioned limitations do not apply to a suit instituted by the holder of a debt security for the enforcement of payment of the principal of or any premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

Defeasance

        When we use the term "defeasance", we mean discharge from some or all of our obligations under the indenture. Unless otherwise specified in the applicable prospectus supplement, if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the debt securities of a series, then at our option:

  •
  we will be discharged from the obligations with respect to the debt securities of that series; or

  •
  we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to us.

        If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and the replacement of lost, stolen or mutilated debt securities. These holders may look only to the deposited fund for payment on their debt securities.

        To exercise our defeasance option, we must deliver to the trustee:

  •
  an opinion of counsel in the United States to the effect that the holders of the outstanding debt securities of the affected series will not recognize a gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

  •
  an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding debt securities of the affected series will not recognize income, or a gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

  •
  a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

        If we are to be discharged from our obligations with respect to the debt securities, and not just from our covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.

        In addition to the delivery of the opinions described above, the following conditions must be met before we may exercise our defeasance option:

  •
  no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the debt securities of the affected series;

  •
  we are not an "insolvent person" within the meaning of applicable bankruptcy and insolvency legislation; and

  •
  other customary conditions precedent are satisfied.

Modification and Waiver

        Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. However, without the consent of each holder affected, no modification may:

  •
  change the stated maturity of the principal of, premium, if any, or any installment of interest, if any, on any debt security;

  •
  reduce the principal, premium, if any, or rate of interest, if any, or any obligation to pay any additional amounts;

  •
  reduce the amount of principal of a debt security payable upon acceleration of its maturity;

  •
  change the place or currency of any payment;

  •
  affect the holder's right to require us to repurchase the debt securities at the holder's option;

  •
  impair the right of the holders to institute a suit to enforce their rights to payment;

  •
  adversely affect any conversion or exchange right related to a series of debt securities;

  •
  change the percentage of debt securities required to modify the indenture or to waive compliance with certain provisions of the indenture; or

  •
  reduce the percentage in principal amount of outstanding debt securities necessary to take certain actions.

        The holders of a majority in principal amount of outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive, insofar as only that series is concerned, past defaults under the indenture and compliance by us with certain restrictive provisions of the indenture. However, these holders may not waive a default in any payment on any debt security or compliance with a provision that cannot be modified without the consent of each holder affected.

        We may modify the indenture without the consent of the holders to:

  •
  evidence our successor under the indenture;

  •
  add covenants or surrender any right or power for the benefit of holders;

  •
  add events of default;

  •
  provide for unregistered securities to become registered securities under the indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding securities;

  •
  establish the forms of the debt securities;

  •
  appoint a successor trustee under the indenture;

  •
  add provisions to permit or facilitate the defeasance or discharge of the debt securities as long as there is no material adverse effect on the holders;

  •
  cure any ambiguity, correct or supplement any defective or inconsistent provision, make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding securities and related coupons, if any;

  •
  comply with any applicable laws of the United States and Canada in order to effect and maintain the qualification of the indenture under the Trust Indenture Act; or

  •
  change or eliminate any provisions where such change takes effect when there are no securities outstanding under the indenture.

Governing Law

        Unless otherwise specified in the applicable prospectus supplement relating to a particular series of debt securities, the indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

The Trustee

        The trustee under the indenture or its affiliates may provide banking and other services to us in the ordinary course of their business.

        The indenture will contain certain limitations on the rights of the trustee, as long as it or any of its affiliates remains our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. If the trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the debt securities, the trustee must eliminate the conflict or resign.

Resignation of Trustee

        The trustee may resign or be removed with respect to one or more series of the debt securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other such trustee, and any action described herein to be taken by the "trustee" may then be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee.

Consent to Service

        Unless otherwise specified in the applicable prospectus supplement relating to a particular series of debt securities, in connection with the indenture, we will designate and appoint CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as our authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the indenture or the debt securities that may be instituted in any U.S. federal or New York state court located in the Borough of Manhattan, in the City of New York, or brought by the trustee (whether in its individual capacity or in its capacity as trustee under the indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.

Enforceability of Judgments

        Since all or substantially all of our assets, as well as the assets of most of our directors and officers, are outside the United States, any judgment obtained in the United States against us or certain of our directors or officers, including judgments with respect to the payment of principal on the debt securities, may not be collectible within the United States.

        We have been advised that the laws of the Province of British Columbia and the federal laws of Canada applicable therein permit an action to be brought against us in a court of competent jurisdiction in the Province of British Columbia on any final and conclusive judgment in personam of any federal or state court located in the State of New York, or a New York Court, which is subsisting and unsatisfied for a sum certain with respect to the enforcement of the indenture and the debt securities that is not impeachable as void or voidable under the internal laws of the State of New York if: (1) the New York Court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of British Columbia (and submission by us in the indenture to the jurisdiction of the New York Court will be sufficient for that purpose); (2) proper service of process in respect of the proceedings in which such judgment was obtained was made in accordance with New York law; (3) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such terms are understood under the laws of the Province of British Columbia, the federal laws of Canada or contrary to any order made by the Attorney General of Canada and under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada); (4) the enforcement of such judgment would not be contrary to the laws of general application limiting the enforcement of creditors' rights, including bankruptcy, reorganization, winding-up, moratorium and similar laws, and does not constitute, directly or indirectly, the enforcement of foreign laws which a court in the Province of British Columbia would characterize as revenue, expropriatory or penal laws; (5) in an action to enforce a default judgment, the judgment does not contain a manifest error on its face; (6) the action to enforce such judgment is commenced within the appropriate limitation period; (7) interest payable on the debt securities is not characterized by a court in the Province of British Columbia as interest payable at a criminal rate within the meaning of Section 347 of the Criminal Code (Canada); and (8) the judgment does not conflict with another final and conclusive judgment in the same cause of action; except that a court in the Province of British Columbia may stay an action to enforce a foreign judgment if an appeal of a judgment is pending or time for appeal has not expired; and except that any court in the Province of British Columbia may give judgment only in Canadian dollars.

        We have been advised that there is doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of U.S. courts, of civil liabilities predicated solely upon the U.S. federal securities laws.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

        We may issue subscription receipts that are exchangeable for our equity securities and/or other securities. The particular terms and provisions of subscription receipts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the applicable prospectus supplement. This description will include, without limitation, where applicable:

  •
  the title and number of subscription receipts;

  •
  the period during which and the price at which the subscription receipts will be offered;

  •
  the terms, conditions and procedures for the exchange of the subscription receipts into or for our equity securities and/or other securities;

  •
  the number of our equity securities and/or other securities that may be issued or delivered upon exchange of each subscription receipt; and

  •
  whether the subscription receipts will be issued in fully registered or global form.

        Our equity securities and/or other securities issued or delivered upon the exchange of subscription receipts will be issued for no additional consideration.

        Original purchasers of subscription receipts will have a contractual right of rescission against us in respect of the conversion of the subscription receipt. The contractual right of rescission will entitle such original purchasers to receive the amount paid on original purchase of the subscription receipt upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion takes place within 180 days of the date of the purchase of the subscription receipt under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the subscription receipt under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

        Original purchasers are further advised that in certain Canadian provinces and territories the statutory right of action in connection with a prospectus misrepresentation limits damages to the amount paid for the security that was purchased under a prospectus, and therefore a further payment at the time of exercise may not be recoverable in a statutory action for damages. A Canadian purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for the particulars of these rights, or consult with a legal advisor.

 DESCRIPTION OF WARRANTS

        This section describes the general terms that will apply to any warrants for the purchase of common shares, or equity warrants, or any warrants for the purchase of debt securities, or debt warrants. We will not offer warrants for sale separately to any member of the public in Canada unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless the applicable prospectus supplement containing the specific terms of the warrants to be offered separately is first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the warrants will be offered for sale.

        Subject to the foregoing, we may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants may be issued under one or more warrant indentures or warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.

        This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any warrant agreement and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. You should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering or warrants will be filed by us with the securities regulatory authorities in Canada and the United States after we have entered into it.

        The applicable prospectus supplement relating to any warrants that we offer will describe the particular terms of those warrants and include specific terms relating to the offering.

        Original purchasers of warrants (if offered separately) will have a contractual right of rescission against us in respect of the exercise of such warrant. The contractual right of rescission will entitle such original purchasers to receive, upon surrender of the underlying securities acquired upon exercise of the warrant, the total of the amount paid on original purchase of the warrant and the amount paid upon exercise, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the exercise takes place within 180 days of the date of the purchase of the warrant under the applicable prospectus supplement; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the warrant under the applicable prospectus supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

        Original purchasers are further advised that in certain Canadian provinces and territories the statutory right of action in connection with a prospectus misrepresentation limits damages to the amount paid for the security that was purchased under a prospectus, and therefore a further payment at the time of exercise may not be recoverable in a statutory action for damages. A Canadian purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for the particulars of these rights, or consult with a legal advisor.

Equity Warrants

        The particular terms of each issue of equity warrants will be described in the applicable prospectus supplement. This description will include, where applicable:

  •
  the designation and aggregate number of equity warrants;

  •
  the price at which the equity warrants will be offered;

  •
  the currency or currencies in which the equity warrants will be offered;

  •
  the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

  •
  the number of common shares that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the common shares may be purchased upon exercise of each equity warrant;

  •
  the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share or (iii) the expiry of the equity warrants;

  •
  whether we will issue fractional shares;

  •
  whether we have applied to list the equity warrants or the underlying shares on a stock exchange;

  •
  the designation and terms of any securities with which the equity warrants will be offered, if any, and the number of the equity warrants that will be offered with each security;

  •
  the date or dates, if any, on or after which the equity warrants and the related securities will be transferable separately;

  •
  whether the equity warrants will be subject to redemption and, if so, the terms of such redemption provisions;

  •
  material US and Canadian federal income tax consequences of owning the equity warrants; and

  •
  any other material terms or conditions of the equity warrants.

Debt Warrants

        The particular terms of each issue of debt warrants will be described in the related prospectus supplement. This description will include, where applicable:

  •
  the designation and aggregate number of debt warrants;

  •
  the price at which the debt warrants will be offered;

  •
  the currency or currencies in which the debt warrants will be offered;

  •
  the designation and terms of any securities with which the debt warrants are being offered, if any, and the number of the debt warrants that will be offered with each security;

  •
  the date or dates, if any, on or after which the debt warrants and the related securities will be transferable separately;

  •
  the principal amount of debt securities that may be purchased upon exercise of each debt warrant and the price at which and currency or currencies in which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

  •
  the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

  •
  the minimum or maximum amount of debt warrants that may be exercised at any one time;

  •
  whether the debt warrants will be subject to redemption, and, if so, the terms of such redemption provisions;

  •
  material US and Canadian federal income tax consequences of owning the debt warrants; and

  •
  any other material terms or conditions of the debt warrants.

        Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

 DESCRIPTION OF UNITS

        The following description sets forth certain general terms and provisions of units to which any prospectus supplement may relate.

        We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        The applicable prospectus supplement may describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  •
  whether the units will be issued in fully registered or global form.

        The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

        We or the selling shareholder may sell the securities in one or more of the following ways (or in any combination) from time to time:

  •
  through underwriters or dealers;

  •
  directly to a limited number of purchasers or to a single purchaser;

  •
  through agents; or

  •
  through any other method permitted by applicable law and described in the applicable prospectus supplement.

        The distribution of our securities or the selling shareholder's common shares may be carried out, from time to time, in one or more transactions, including:

  •
  block transactions and transactions on the Nasdaq Global Market or any other organized market where the securities may be traded;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

  •
  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

  •
  sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise; or

  •
  sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

        A prospectus supplement or supplements (and any related free writing prospectus that we or the selling shareholders may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the method of distribution;

  •
  the public offering price or purchase price and the proceeds to us from that sale;

  •
  the expenses of the offering;

  •
  any discounts to be allowed or paid to the underwriters, dealers or agents;

  •
  all other items constituting underwriting compensation and the discounts to be allowed or paid to dealers, if any; and

  •
  any other information regarding the distribution of the securities that we believe to be material.

        Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We or the selling shareholders may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us or the selling shareholders in the form of underwriting discounts and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts or concessions from the underwriters and commissions from the purchasers for whom they may act as agent.

        Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us or the selling shareholders to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

        We or the selling shareholders may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

        Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

 ENFORCEMENT OF CIVIL LIABILITIES

        We are a company continued under the CBCA. Half of our directors and most of our officers and the experts named in this prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets may be, and a substantial portion of the Company's assets are, located outside the United States. We have appointed an agent for service of process in the United States (as set forth below), but it may be difficult for holders of securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of common shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the U.S. federal securities laws. We have been advised by our Canadian counsel, Blake, Cassels & Graydon LLP, that a judgment of a U.S. court for a sum certain predicated solely upon civil liability under U.S. federal securities laws or the securities or "blue sky" laws of any state within the United States, would probably be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court and: (1) the U.S. court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of British Columbia; (2) proper service of process in respect of the proceedings in which such judgment was obtained was made in accordance with applicable U.S. federal or state law; (3) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such terms are understood under the laws of the Province of British Columbia and the federal laws of Canada or contrary to any order or regulation under the Foreign Extraterritorial Measures Act (Canada), the United Nations Act (Canada) or the Special Economic Measures Act (Canada), or any order made by the Competition Tribunal under the Competition Act (Canada); (4) the enforcement of such judgment would not be contrary to the laws of general application limiting the enforcement of creditors' rights, including bankruptcy, reorganization, winding-up, moratorium and similar laws, and does not constitute, directly or indirectly, the enforcement of foreign laws which a court in the Province of British Columbia would characterize as revenue, expropriatory or penal laws; (5) in an action to enforce a default judgment, the judgment does not contain a manifest error on its face; (6) the action to enforce such judgment is commenced within the appropriate limitation period under the laws of the Province of British Columbia and is commenced and maintained in accordance with the procedural requirements of British Columbia law; (7) interest payable on the debt securities is not characterized by a court in the Province of British Columbia as interest payable at a criminal rate within the meaning of Section 347 of the Criminal Code (Canada); (8) the British Columbia court does not decline to exercise its territorial competence on the grounds that a court of another state is a more appropriate forum in which to hear the action; and (9) the judgment does not conflict with another final and conclusive judgment in the same cause of action; except that a court in the Province of British Columbia may stay an action to enforce a foreign judgment if an appeal of a judgment is pending or time for appeal has not expired; and except that any court in the Province of British Columbia may give judgment only in Canadian dollars. We have also been advised by Blake, Cassels & Graydon LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

 EXPENSES

        The following is an estimate, subject to future contingencies, of the expenses we may incur in connection with the issuance and distribution of the securities being registered. All amounts listed in the table below are estimates except the SEC registration fee and the FINRA filing fee.

Expense	Estimated Amount
SEC registration fee	$12,980
FINRA filing fees	$15,500
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous costs	*
Total	*

*
To be provided in a prospectus supplement describing an offering of securities or a report on Form 6-K that is incorporated by reference herein.

 LEGAL MATTERS

        Certain legal matters related to our securities offered by this prospectus will be passed upon on our behalf by Blake, Cassels & Graydon LLP, with respect to matters of Canadian law, and Skadden, Arps, Slate, Meagher & Flom LLP, with respect to matters of U.S. law. Additional legal matters may be passed upon for us, any underwriter and any selling security holders by counsel that we will name in the applicable prospectus supplement.

EXPERTS

        The audited financial statements incorporated in this prospectus by reference to the annual report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report of Grant Thornton LLP, which is independent with respect to the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of British Columbia.

 WHERE YOU CAN FIND MORE INFORMATION

Available Information

        We are subject to the information requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and disclosure furnished under cover of Form 6-K. The SEC maintains a website (www.sec.gov) that contains reports and other information regarding issuers, such as us, that file electronically with the SEC. We also maintain a website (www.neovasc.com), from which you can access such reports and other information free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

        As a foreign private issuer, we are exempt under the Exchange Act from rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Incorporation by Reference

        The SEC's rules allow us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus, and later information that we file with the SEC will automatically update and supersede this information. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents that are "furnished" unless otherwise specified below):

  •
  our annual report on Form 20-F for the fiscal year ended December 31, 2019 filed with the SEC on March 30, 2020;

  •
  exhibits 99.1 and 99.2 of our report on Form 6-K furnished to the SEC on May 8, 2020;

  •
  exhibits 99.1 and 99.2 of our report on Form 6-K furnished to the SEC on August 6, 2020;

  •
  exhibit 99.1 of our report on Form 6-K furnished to the SEC on January 7, 2020;

  •
  exhibit 99.1 of our report on Form 6-K furnished to the SEC on June 18, 2020;

  •
  exhibit 99.2 of our report on Form 6-K furnished to the SEC on August 10, 2020; and

  •
  the description of our common shares contained in our registration statement on Form 8-A filed with the SEC on May 13, 2014, including any amendments or reports filed for the purpose of updating such description.

        In addition, any other reports on Form 6-K that we subsequently furnish to the SEC pursuant to the Exchange Act prior to the termination of an offering made pursuant to this prospectus, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus (if they state that they are incorporated by reference into this prospectus) and deemed to be part of this registration statement from the date of the filing of such documents.

6,230,803 Common Shares

NEOVASC INC.

PROSPECTUS SUPPLEMENT

H.C. WAINWRIGHT & CO.

December 8, 2020